Exhibit 10.19

Second AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

among

Contextlogic Holdings, llc

and

THE MEMBERS NAMED HEREIN

i

ii

iii

second AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

This Second Amended and Restated Limited Liability Company Agreement of ContextLogic Holdings, LLC, a Delaware limited liability company (the “Company”), is entered into as of February 26, 2026 by and among the Company, ContextLogic Holdings Inc., a Delaware limited liability company (“Parent”), BCP Special Opportunities Fund III Originations LP, a Delaware limited partnership (together with its Permitted Transferees, “BCP”), Riva Capital Partners V, L.P., a Delaware limited partnership (“Riva V”), Riva Capital Partners VI, L.P., a Delaware limited partnership (“Riva VI”), Abrams Capital Partners I, L.P., a Delaware limited partnership (“ACP I”), Abrams Capital Partners II, L.P., a Delaware limited partnership (“ACP II”, and together with Riva V, Riva VI and ACP I, and each of their respective Permitted Transferees, “Abrams”), and each other Person who on or after the date hereof becomes a Member of the Company and becomes a party to this Agreement by executing a counterpart signature page hereto or Joinder Agreement. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in Section 1.01 of this Agreement.

RECITALS

WHEREAS, the Company was formed under the laws of the State of Delaware by the filing of a Certificate of Formation with the Secretary of State of the State of Delaware on February 20, 2025 (as amended from time to time, the “Certificate of Formation”) and entering into the Limited Liability Company Agreement of the Company dated as of February 20, 2025 (the “Original Agreement”);

WHEREAS, the Company and certain Members entered into the Amended and Restated Liability Company Agreement of the Company (the “A&R Agreement”) dated as of March 6, 2025 (the “Original Closing Date”) to provide for, among other things, the respective governance and economic rights of the Members as set forth therein;

WHEREAS, on the date hereof, the Company acquired U.S. Salt Parent Holdings, LLC pursuant to the terms of that certain Purchase Agreement (the “Purchase Agreement”) dated as of December 8, 2025 (such transaction, the “Acquisition”);

WHEREAS, in connection with the closing of the Acquisition and the admission of new Members to the Company in connection therewith, the Company and its Members have agreed to amend and restate the terms and conditions contained in the A&R Agreement; and

WHEREAS, the Company and its Members agree that the membership in and management of the Company shall be governed by the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Article I
Definitions

Section 1.01 Definitions. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in this Section 1.01:

“Abrams” has the meaning set forth in the preamble of this Agreement.

“ACP I” has the meaning set forth in the preamble of this Agreement.

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“ACP II” has the meaning set forth in the preamble of this Agreement.

“Acquisition” has the meaning set forth in the Recitals.

“Adjusted Capital Account Deficit” means, with respect to any Member, the deficit balance, if any, in such Member’s Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:

(a) crediting to such Capital Account any amount which such Member is obligated to restore or is deemed to be obligated to restore pursuant to Treasury Regulations Sections 1.704-1(b)(2)(ii)(c), 1.704-2(g)(1) and 1.704-2(i)(5); and

(b) debiting to such Capital Account the items described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

“Affiliate” means, with respect to any Person, any other Person who, directly or indirectly (including through one or more intermediaries), controls, is controlled by, or is under common control with, or is a Family Member of such Person; provided, that, notwithstanding the foregoing, (a) no Company Group Member shall be deemed to be an Affiliate of BCP or Abrams for purposes of this Agreement and (b) no portfolio investment of BCP or Abrams shall be deemed to be an Affiliate of BCP or Abrams for purposes of this Agreement. For purposes of this definition, “control,” when used with respect to any specified Person, shall mean the power, direct or indirect, to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities or partnership or other ownership interests, by contract or otherwise; and the terms “controlling” and “controlled” shall have correlative meanings.

“Affiliated Entity” means any Company Group Member or Parent.

“Agreement” means this Second Amended and Restated Limited Liability Company Agreement, as executed and as it may be amended, modified, supplemented or restated from time to time, as provided herein.

“Applicable Law” means all applicable provisions of (a) constitutions, treaties, statutes, laws (including the common law), rules, regulations, decrees, ordinances, codes, proclamations, declarations or orders of any Governmental Authority; (b) any consents or approvals of any Governmental Authority; and (c) any orders, decisions, advisory or interpretative opinions, injunctions, judgments, awards, decrees of, or agreements with, any Governmental Authority.

“BBA Rules” means Subchapter C of Chapter 63 of the Code (Sections 6221 et seq.) and any Regulations and other guidance promulgated thereunder, and any similar state or local legislation, regulations or guidance.

“BCP” has the meaning set forth in the preamble of this Agreement.

“Bankruptcy” means, with respect to a Member, the occurrence of any of the following: (a) the filing of an application by such Member for, or a consent to, the appointment of a trustee of such Member’s assets; (b) the filing by such Member of a voluntary petition in bankruptcy or the filing of a pleading in any court of record admitting in writing such Member’s inability to pay its debts as they come due; (c) the making by such Member of a general assignment for the benefit of such Member’s creditors; (d) the filing by such Member of an answer admitting the material allegations of, or such Member’s consenting to, or

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defaulting in answering a bankruptcy petition filed against such Member in any bankruptcy proceeding; or (e) the expiration of sixty (60) days following the entry of an order, judgment or decree by any court of competent jurisdiction adjudicating such Member a bankrupt or appointing a trustee of such Member’s assets.

“Book Depreciation” means, with respect to any Company asset for each Fiscal Year, the Company’s depreciation, amortization, or other cost recovery deductions determined for federal income tax purposes, except that if the Book Value of an asset differs from its adjusted tax basis at the beginning of such Fiscal Year, Book Depreciation shall be an amount which bears the same ratio to such beginning Book Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such Fiscal Year bears to such beginning adjusted tax basis; provided, that if the adjusted basis for federal income tax purposes of an asset at the beginning of such Fiscal Year is zero and the Book Value of the asset is positive, Book Depreciation shall be determined with reference to such beginning Book Value using any permitted method selected by the Partnership Representative in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(g)(3).

“Book Value” means, with respect to any Company asset, the adjusted basis of such asset for federal income tax purposes, except as follows:

(a) the initial Book Value of any Company asset contributed by a Member to the Company shall be the gross Fair Market Value of such Company asset as of the date of such contribution;

(b) immediately prior to the Distribution by the Company of any Company asset to a Member, the Book Value of such asset shall be adjusted to its gross Fair Market Value as of the date of such Distribution;

(c) the Book Value of all Company assets shall be adjusted to equal their respective gross Fair Market Values, as determined by the Partnership Representative, as of the following times:

(i) immediately prior to the acquisition of an additional Membership Interest in the Company by a new or existing Member in consideration of a Capital Contribution of more than a de minimis amount;

(ii) the Distribution by the Company to a Member of more than a de minimis amount of property (other than cash) as consideration for all or a part of such Member’s Membership Interest in the Company;

(iii) the grant to Parent of any Class B-1 Common Units or the issuance by the Company of a noncompensatory option;

(iv) the liquidation of the Company within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g); and

(v) such other times as may be permitted under the Treasury Regulations;

provided, that such adjustments pursuant to clauses (i), (ii) and (iii) above need not be made if the Partnership Representative reasonably determines that such adjustments are not necessary or appropriate to reflect the relative economic interests of the Members;

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(d) the Book Value of each Company asset shall be increased or decreased, as the case may be, to reflect any adjustments to the adjusted tax basis of such Company asset pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Account balances pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m); provided, that Book Values shall not be adjusted pursuant to this paragraph (d) to the extent that an adjustment pursuant to paragraph (c) above is made in conjunction with a transaction that would otherwise result in an adjustment pursuant to this paragraph (d); and

(e) if the Book Value of a Company asset has been determined pursuant to paragraph (a) or adjusted pursuant to paragraphs (c) or (d) above, such Book Value shall thereafter be adjusted to reflect the Book Depreciation taken into account with respect to such Company asset for purposes of computing Net Income and Net Losses.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required to close.

“Business Needs” has the meaning set forth in Section 7.01(a).

“Capital Account” has the meaning set forth in Section 5.04.

“Capital Contribution” means, with respect to any Member, any contribution of cash, cash equivalents and other property to the Company by such Member.

“Certificate of Formation” has the meaning set forth in the Recitals.

“Class A Contribution Amount” means $8.00 for each Class A Convertible Preferred Unit, including, for the avoidance of doubt, any Class A Convertible Preferred Units issued prior to the date hereof.

“Class A Conversion Ratio” means, for any Class A Convertible Preferred Unit at any given time, a fraction, the numerator of which is the Class A Contribution Amount of such Class A Convertible Preferred Unit at the time of determination and the denominator of which is $8.00.

“Class A Convertible Preferred Units” means the Units having the privileges, preference, duties, liabilities, obligations and rights specified with respect to “Class A Convertible Preferred Units” in this Agreement.

“Class A Member” means any holder of Class A Convertible Preferred Units set forth on the Members Schedule.

“Class A Percentage Interest” means, for any Class A Member at any given time, a fraction, expressed as a percentage, equal to the aggregate number of Class A Convertible Preferred Units held by such Class A Member at the time of determination, divided by the aggregate number of Class A Convertible Preferred Units outstanding at the time of determination.

“Class B Common Units” means, collectively, the Class B-1 Common Units and the Class B-2 Common Units.

“Class B-1 Common Units” means the Units having the privileges, preference, duties, liabilities, obligations and rights specified with respect to “Class B-1 Common Units” in this Agreement.

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“Class B-2 Common Units” means the Units having the privileges, preference, duties, liabilities, obligations and right specified with respect to “Class B-2 Common Units” in this Agreement.

“Class B Member” means a Class B-1 Member or Class B-2 Member, as applicable.

“Class B-1 Member” means a holder of Class B-1 Common Units set forth on the Members Schedule.

“Class B-2 Member” means a holder of Class B-2 Common Units set forth on the Members Schedule.

“Class B Percentage Interest” means, for any Class B Member at any given time, a fraction, expressed as a percentage, equal to the aggregate number of Class B Common Units held by such Class B Member at the time of determination, divided by the aggregate number of Class B Common Units outstanding at the time of determination.

“Class P Joinder Agreement” means the Joinder Agreement executed by the Class P Member setting forth the terms and conditions of the Class P Member’s Class P Units.

“Class P Member” means the holder of Class P Units set forth on the Members Schedule.

“Class P Percentage” means a fraction expressed as a percentage, the numerator of which is the number of Class P Units held by the Class P Member as of the specified date, the denominator of which is the total number of issued and outstanding Class P Units, Class A Convertible Preferred Units and Class B Common Units as of the specified date.

“Class P Units” means the Units having the privileges, preference, duties, liabilities, obligations and rights specified with respect to “Class P Units” in this Agreement.

“Closing Effective Date” means the date of this Agreement.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Company” has the meaning set forth in the preamble of this Agreement.

“Company Group Members” means, collectively, the Company, and its direct and indirect subsidiaries.

“Company Minimum Gain” means “partnership minimum gain” as defined in Sections 1.704-2(b)(2) of the Treasury Regulations, substituting the term “Company” for the term “partnership” as the context requires.

“Company Subsidiary” means a Subsidiary of the Company.

“Confidential Information” has the meaning set forth in Section 10.01(a).

“Conversion Notice” has the meaning set forth in Section 3.04.

“Covered Person” has the meaning set forth in Section 13.01(a).

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“Delaware Act” means the Delaware Limited Liability Company Act, Title 6, Chapter 18, §§ 18-101, et seq, and any successor statute, as it may be amended from time to time.

“Dissolution Event” has the meaning set forth in Section 12.01.

“Distributable Cash” means, as of any date, the excess of (a) the cash and cash equivalent items, held by the Company over (b) the sum of the amount of such items as the Managing Member determines to be necessary for (i) the proper conduct of the business of the Company and its Subsidiaries, and (ii) to pay or otherwise satisfy expenses, liabilities and obligations of the Company and its Subsidiaries.

“Distribution” means a distribution made by the Company to a Member, whether in cash, property or securities of the Company and whether by liquidating distribution or otherwise; provided, that none of the following shall be a Distribution: (a) any redemption or purchase by the Company or any Member of any Units or Unit Equivalents; (b) any recapitalization or exchange of securities of the Company; or (c) any subdivision (by a split of Units or otherwise) or any combination (by a reverse split of Units or otherwise) of any outstanding Units. “Distribute” and “Distributed” when used as a verb and “Distributable” and “Distributive” when used as an adjective shall each have a correlative meaning.

“Electronic Transmission” means any form of communication not directly involving the physical transmission of paper that creates a record that may be retained, retrieved and reviewed by a recipient thereof and that may be directly reproduced in paper form by such a recipient through an automated process.

“Emerald Lake Investor” means Emerald Lake Pearl Acquisition GP L.P., a Delaware limited partnership.

“Equity Securities” has the meaning set forth in Section 4.12.

“Exchange Consideration” has the meaning set forth in Section 9.03.

“Excluded Issuances” has the meaning set forth in Section 4.12.

“Excess Net Losses” has the meaning set forth in Section 6.02(h).

“Excess Shares” has the meaning set forth in Section 6.02(h).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations thereunder, which shall be in effect at the time.

“Fair Market Value” of any asset as of any date means the purchase price that a willing buyer having all relevant knowledge would pay a willing seller for such asset in an arm’s length transaction, as determined in good faith by the Managing Member based on such factors as the Managing Member, in the exercise of its reasonable business judgment, considers relevant.

“Family Members” means, with respect to any Person, any parent, spouse, sibling, niece, nephew or any spouse thereof, and any direct descendant (natural or adoptive) of any such Person.

“Fiscal Year” means the calendar year, unless the Company is required to have a taxable year other than the calendar year, in which case Fiscal Year shall be the period that conforms to its taxable year.

“GAAP” means generally accepted accounting principles in the United States.

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“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of law), or any arbitrator, court or tribunal of competent jurisdiction.

“Imputed Underpayment Amount” has the meaning set forth in Section 7.04(d).

“Indebtedness” means with respect to any Person on any date of determination (without duplication): (i) the principal of indebtedness of such Person for borrowed money; (ii) the principal of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments or upon which interest payments are customarily made; (iii) all reimbursement obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments (the amount of such obligations being equal at any time to the aggregate then undrawn and unexpired amount of such letters of credit, bankers’ acceptances or other instruments plus the aggregate amount of drawings thereunder that have not then been reimbursed) (except to the extent such reimbursement obligations relate to trade payables and such obligations are expected to be satisfied within 30 days of becoming due and payable); (iv) all Indebtedness of other Persons secured by a lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; and (v) all guarantees by such Person of Indebtedness of other Persons, to the extent so guaranteed by such Person.

“Issuance Notice” has the meaning set forth in Section 3.06(a).

“Joinder Agreement” means the joinder agreement in form and substance attached hereto as Exhibit A.

“Liquidation Value” means, as determined by the Managing Member, with respect to any Unit converted or exchanged pursuant to Section 9.03, the amount that would be distributable in respect of such Unit if the fair market value (as determined by the Managing Member) of the aggregate Equity Securities received in exchange for, or as a result of the conversion of, Units in accordance with Section 9.03 were applied to such Units in accordance with Section 7.02 assuming such exchanged or converted Units were the only Units outstanding.

“Liquidator” means a Person designated by the Managing Member for the purpose of liquidating the Company’s assets and winding up the Company’s business and affairs.

“Losses” has the meaning set forth in Section 13.03(a).

“Management Investors” means Salt Management Aggregator, LLC, a Delaware limited liability company.

“Managing Member” means Parent, in its capacity as the managing member of the Company.

“Member” means (a) each Person who has executed this Agreement or a counterpart thereof; and (b) each Person who is hereafter admitted as a Member in accordance with the terms of this Agreement and the Delaware Act, in each case so long as such Person is shown on the Company’s books and records as the owner of one or more Units. The Members shall constitute the “members” (as that term is defined in the Delaware Act) of the Company.

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“Member Nonrecourse Debt” means “partner nonrecourse debt” as defined in Treasury Regulations Section 1.704-2(b)(4), substituting the term “Company” for the term “partnership” and the term “Member” for the term “partner” as the context requires.

“Member Nonrecourse Debt Minimum Gain” means an amount, with respect to each Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if the Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Treasury Regulations Section 1.704-2(i)(3).

“Member Nonrecourse Deduction” means “partner nonrecourse deduction” as defined in Treasury Regulations Section 1.704-2(i), substituting the term “Member” for the term “partner” as the context requires.

“Members Schedule” has the meaning set forth in Section 3.01.

“Membership Interest” means an interest in the Company owned by a Member, including such Member’s right (based on the type and class of Unit or Units held by such Member), as applicable, to (a) a Distributive share of Net Income, Net Losses and other items of income, gain, loss and deduction of the Company; (b) a Distributive share of the assets of the Company; (c) vote on, consent to or otherwise participate in any decision of the Members as provided in this Agreement; and (d) any and all other benefits to which such Member may be entitled as provided in this Agreement or the Delaware Act.

“Misallocated Item” has the meaning set forth in Section 6.05.

“Net Income” and “Net Loss” mean, for each Fiscal Year or other period specified in this Agreement, an amount equal to the Company’s taxable income or taxable loss, or particular items thereof, determined in accordance with Code Section 703(a) (where, for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or taxable loss), but with the following adjustments (without duplication):

(a) any income realized by the Company that is exempt from federal income taxation, as described in Code Section 705(a)(1)(B), shall be added to such taxable income or taxable loss, notwithstanding that such income is not includable in gross income;

(b) any expenditures of the Company described in Code Section 705(a)(2)(B), including any items treated under Treasury Regulations Section 1.704-1(b)(2)(iv)(i) as items described in Code Section 705(a)(2)(B), shall be subtracted from such taxable income or taxable loss, notwithstanding that such expenditures are not deductible for federal income tax purposes;

(c) any gain or loss resulting from any disposition of Company property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Book Value of the property so disposed, notwithstanding that the adjusted tax basis of such property differs from its Book Value;

(d) any items of depreciation, amortization and other cost recovery deductions with respect to Company property having a Book Value that differs from its adjusted tax basis shall be computed by reference to the property’s Book Value (as adjusted for Book Depreciation) in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(g);

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(e) if the Book Value of any Company property is adjusted as provided in the definition of Book Value, then the amount of such adjustment shall be treated as an item of gain or loss and included in the computation of such taxable income or taxable loss;

(f) to the extent an adjustment to the adjusted tax basis of any Company property pursuant to Code Sections 732(d), 734(b) or 743(b) is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis); and

(g) Notwithstanding any other provision of this definition, any items that are specially allocated pursuant to Section 6.02 hereof shall not be taken into account in computing Net Income and Net Loss. The amounts of the items of Company income, gain, loss, or deduction available to be specially allocated pursuant to Section 6.02 hereof shall be determined by applying rules analogous to those set forth in subparagraphs (a) through (f) above.

“New Interests” has the meaning set forth in Section 3.05.

“Nonrecourse Deductions” has the meaning set forth in Treasury Regulations Sections 1.704-2(b)(1).

“Nonrecourse Liability” has the meaning set forth in Treasury Regulations Section 1.704-2(b)(3).

“Officers” has the meaning set forth in Section 8.02.

“Parent” has the meaning set forth in the preamble of this Agreement.

“Partnership Representative” shall mean the Person acting in the capacity of the “partnership representative” (as such term is defined under the BBA Rules) and any “designated individual” through whom the Partnership Representative that is an entity may act, if applicable.

“Permitted Transfer” means a Transfer of Units carried out pursuant to Section 9.02.

“Permitted Transferee” means a recipient of a Permitted Transfer.

“Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.

“Preemptive Rights Holder” has the meaning set forth in Section 3.06(a).

“Preemptive Rights Portion” has the meaning set forth in Section 3.06(a).

“Purchase Agreement” has the meaning set forth in the Recitals.

“Qualifying Percentage Interest” means, for any Member, a fraction, expressed as a percentage, equal to the aggregate number of Units held by such Member at the time of determination, divided by the aggregate number of Units, collectively, outstanding at the time of determination.

“Regulatory Allocations” has the meaning set forth in Section 6.02(g).

“Representative” means, with respect to any Person, any and all directors, officers, employees, consultants, financial advisors, counsel, accountants and other agents of such Person.

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“Retained Distribution” has the meaning set forth in Section 7.02.

“Riva V” has the meaning set forth in the preamble of this Agreement.

“Riva VI” has the meaning set forth in the preamble of this Agreement.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations thereunder, which shall be in effect at the time.

“Subsidiary” means, with respect to any Person, any other Person of which (a) a majority of the outstanding shares or other equity interests are owned, directly or indirectly, by the first Person or (b) an amount of voting securities sufficient to elect at least a majority of the board of directors, managers or trustees (or other persons performing similar functions) are owned, directly or indirectly, by the first Person.

“Tag-Along Notice” has the meaning set forth in Section 9.03.

“Tag-Along Opportunity” has the meaning set forth in Section 9.03.

“Tax Rate” shall mean a rate determined by the Managing Member in its good faith discretion intended to replicate the highest hypothetical combined U.S. federal, state, and local tax rates to which any Member is subject; provided that the Tax Rate shall be the same for all Members.

“Tax Distribution” has the meaning set forth in Section 7.03.

“Taxing Authority” has the meaning set forth in Section 7.04(b).

“Total Capital Contribution” means, with respect to any Class A Member, the total amount of Capital Contributions contributed to the Company by such Class A Member.

“Transfer” (including the correlative term “Transferred”) means to, directly or indirectly, sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, by operation of law or otherwise, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of, any Units owned by a Person or any interest (including a beneficial interest) in any Units or Unit Equivalents owned by a Person. “Transfer” when used as a noun shall have a correlative meaning; provided, that a transfer of Units, shares or other equity interests in (a) Parent shall not constitute a Transfer and (b) any other Member, or direct or indirect owner of a Member (any such Transfer described in this clause (b), an “Upstairs Transfer”), shall not be a Transfer hereunder unless the principal motivation for such Upstairs Transfer was to effect a transfer of Units of the Company; provided, further, that a distribution by Management Investors to one or more of its members (or their respective Permitted Transferees) of the Units or Unit Equivalents of the Company beneficially owned by such members through Management Investors shall not be an Upstairs Transfer hereunder or otherwise prohibited by the terms hereof so long as, (i) such transferee’s employment with the Company Group Members has terminated as of the time of such distribution or the Managing Member has otherwise reasonably determined that such distribution would not result in the transferee ceasing to be classified as an employee of any Company Group Member for wage withholding, reporting, and applicable employment tax purposes, (ii) such transfer is otherwise effected in accordance with the terms of this Agreement (including the penultimate paragraph of Section 9.02) and (iii) concurrently therewith, such members (or their respective Permitted Transferees, as

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applicable) sign counterpart signature pages or joinders hereto to become bound by the terms and provisions of this Agreement with respect to the Units or Unit Equivalents so distributed to such members (or their respective Permitted Transferees, as applicable). “Transferor” and “Transferee” mean a Person who makes or receives a Transfer, respectively.

“Treasury Regulations” means the final or temporary regulations issued by the United States Department of Treasury pursuant to its authority under the Code, and any successor regulations.

“Unallocated Item” has the meaning set forth in Section 6.05.

“Unit Equivalents” means any security or obligation that is by its terms, directly or indirectly, convertible into, or exchangeable or exercisable for Units, and any option, warrant or other right to subscribe for, purchase or acquire Units.

“Units” means the Class A Convertible Preferred Units, the Class B Common Units and the Class P Units.

“Unvested Class P Unit” means an outstanding Class P Unit that is not a Vested Class P Unit.

“Vested Class P Unit” means a Class P Unit with respect to which the Class P Member has become fully vested in, and has a nonforfeitable right to.

“Voting Members” has the meaning set forth in Section 4.07(a).

“Withholding Advances” has the meaning set forth in Section 7.04(b).

Section 1.02 Interpretation. For purposes of this Agreement, (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole. The headings and subheadings in this Agreement are included for convenience and identification only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof. The definitions given for any defined terms in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. A reference to any party to this Agreement or any other agreement or document shall include such party’s predecessors, successors and permitted assigns. All accounting terms not defined in this Agreement shall have the meanings determined by GAAP. Unless the context otherwise requires, references herein: (x) to Articles, Sections, and Exhibits mean the Articles and Sections of, and Exhibits attached to, this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time, including by waiver or consent, to the extent permitted by the provisions thereof and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder and references to all attachments thereto and instruments incorporated therein. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The Exhibits referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein.

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Article II
Organization

Section 2.01 Formation.

(a) The Company was formed on February 20, 2025, pursuant to the provisions of the Delaware Act, upon the filing of the Certificate of Formation with the Secretary of State of the State of Delaware.

(b) This Agreement shall constitute the “limited liability company agreement” (as that term is used in the Delaware Act) of the Company. The rights, powers, duties, obligations and liabilities of the Members shall be determined pursuant to the Delaware Act and this Agreement. To the extent that the rights, powers, duties, obligations and liabilities of any Member are different by reason of any provision of this Agreement than they would be under the Delaware Act in the absence of such provision, this Agreement shall, to the extent permitted by the Delaware Act, control.

Section 2.02 Name. The name of the Company is “ContextLogic Holdings, LLC” or such other name or names as the Managing Member may from time to time designate; provided, that the name shall always contain the words “Limited Liability Company” or the abbreviation “L.L.C.” or the designation “LLC”; provided, that in no event will the name of Abrams or BCP, or any Affiliate of Abrams or BCP, or any variant of any such name, be used in or as any part of the name of the Company without the prior written consent of Abrams or BCP, respectively. The Managing Member shall give prompt notice to each of the Members of any change to the name of the Company.

Section 2.03 Principal Office. The principal office of the Company is located at such location as may be designated by the Managing Member from time to time.

Section 2.04 Registered Office; Registered Agent.

(a) The registered office of the Company shall be the office of the initial registered agent named in the Certificate of Formation or such other office (which need not be a place of business of the Company) as the Managing Member may designate from time to time in the manner provided by the Delaware Act and Applicable Law.

(b) The registered agent for service of process on the Company in the State of Delaware shall be the initial registered agent named in the Certificate of Formation or such other Person or Persons as the Managing Member may designate from time to time in the manner provided by the Delaware Act and Applicable Law.

Section 2.05 Purpose; Powers. The purpose of the Company is to engage in any lawful act or activity for which limited liability companies may be formed under the Delaware Act and to engage in any and all activities necessary or incidental thereto. The Company shall have all the powers necessary or convenient to carry out the purposes for which it is formed, including the powers granted by the Delaware Act.

Section 2.06 Term. The term of the Company commenced on the date the Certificate of Formation was filed with the Secretary of State of the State of Delaware and shall continue in existence perpetually until the Company is dissolved in accordance with the provisions of this Agreement.

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Section 2.07 No State-Law Partnership; Tax Treatment. For U.S. federal and, if applicable, state and local income tax purposes, the Members intend to treat the Company as a partnership and no election shall be filed to change such classification without the consent of the Managing Member, BCP and Abrams. The Company and each Member shall file all tax returns and shall otherwise take all tax and financial reporting positions in a manner consistent with such treatment and no Member shall take any action inconsistent with such treatment. In the event that an election is filed to treat the Company as an association taxable as a corporation for U.S. federal income tax purposes, the Members shall make such amendments to this Agreement as are appropriate in light of such classification. The foregoing sentences of this Section 2.07 and the obligations of the Members pursuant thereto shall survive the termination, dissolution, liquidation and winding up of the Company and the withdrawal of such Member from the Company or Transfer of its Units. The Members intend that the Company shall not be a partnership (including, without limitation, a limited partnership) or joint venture, and that no Member, or Officer of the Company shall be a partner or joint venturer of any other Member or Officer of the Company, for any purposes other than as set forth in the first sentence of this Section 2.07.

Article III
Units

Section 3.01 Units Generally. The Membership Interests of the Members shall be represented by issued and outstanding Units, which may be divided into one or more types, classes or series. Each type, class or series of Units shall have the privileges, preference, duties, liabilities, obligations and rights, including voting rights, if any, set forth in this Agreement with respect to such type, class or series. The Managing Member shall maintain a schedule of all Members, their respective mailing addresses and the amount and series of Units held by them (the “Members Schedule”), which Members Schedule is attached hereto, and shall update the Members Schedule upon the issuance or Transfer of any Units to any new or existing Member in accordance with this Agreement (which update shall not constitute an amendment to the Agreement). The Members Schedule shall be kept confidential, except as may be required by applicable law.

Section 3.02 Authorization of Units. Subject to compliance with Section 4.12, the Company is hereby authorized to issue a class of Units designated as Class A Convertible Preferred Units, a class of Units designated as Class B Common Units (with two series, designated as Class B-1 Common Units and Class B-2 Common Units), and a class of Units designed as Class P Units.

Section 3.03 Class A Convertible Preferred Units; Class B Common Units; Class P Units.

(a) Class A Convertible Preferred Units. On the Original Closing Date and/or the Closing Effective Date, as applicable, the Company issued the Class A Convertible Preferred Units to the Class A Members in the amounts and on the dates set forth on the Members Schedule.

(b) Class B Common Units. On the Original Closing Date and/or the Closing Effective Date, as applicable, the Company issued the Class B-1 Common Units to the Class B-1 Members in the amounts and on the dates set forth on the Members Schedule. After the date hereof, the Company may issue Class B-2 Common Units as provided in Section 3.04.

(c) Class P Units. On the Original Closing Date and/or the Closing Effective Date, as applicable, the Company issued the Class P Units, in accordance with the Class P Joinder Agreement, to the Class P Member in the amount set forth on the Members Schedule. Class P Units are intended to qualify as “profits interests” (within the meaning of IRS Revenue Procedure 93-27, 1993-2 C.B. 343, and IRS Revenue Procedure 2001-43, 2001-2 C.B. 191) for U.S. federal income tax purposes and this Agreement shall be interpreted in accordance with such intent.

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Section 3.04 Conversion of Class A Convertible Preferred Units.

(a) A Class A Member may, at any time and from time to time, convert, in whole or in part, its outstanding Class A Convertible Preferred Units into a number of newly issued Class B-2 Common Units equal to the Class A Conversion Ratio multiplied by the number of Class A Convertible Preferred Units submitted for conversion by delivering written notice to the Managing Member and each other Class A Member (the “Conversion Notice”); provided, that any Conversion Notice delivered to convert less than all of such Class A Member’s Class A Convertible Preferred Units must convert at least a number of Class A Convertible Preferred Units equal to the greater of (i) one-third of the Class A Convertible Preferred Units then held by such Class A Member and (ii) 5,000 Class A Convertible Preferred Units (as adjusted in accordance with Section 3.04(c)). Any Class A Convertible Preferred Units for which a Conversion Notice is delivered shall be deemed converted into Class B-2 Common Units as of the close of business on the date the Conversion Notice is delivered to the Managing Member. Upon any conversion of Class A Convertible Preferred Units, (A) the Capital Contribution with respect to such Class B-2 Common Units shall be an amount equal to the quotient of (x) the applicable Class A Contribution Amount divided by (y) the number of Class B-2 Common Units such Class A Convertible Preferred Unit is converted into, and (B) the Managing Member shall update the Members Schedule to reflect the issuance of Class B-2 Common Units pursuant to such conversion.

(b) At all times when Class A Convertible Preferred Units are outstanding, the Company shall reserve, out of its authorized, unreserved and not outstanding Class B-2 Common Units, a number of Class B-2 Common Units to permit the conversion of all then-outstanding Class A Convertible Preferred Units and shall take such action in accordance with this Agreement as may be necessary to ensure Class B-2 Common Units are available therefor.

(c) If the Company effects any subdivision, split, consolidation, reverse split, combination, recapitalization, reorganization or similar transaction with respect to the Class B-2 Common Units, then the Company shall concurrently make equivalent and equitable adjustments to the Class A Conversion Ratio then in effect such that the rights of the Class A Members are not adversely affected as a result of any such action.

Section 3.05 Other Issuances. In addition to the Class A Convertible Preferred Units issued to BCP, Abrams and the other Class A Members on or prior to the date hereof, the Class B-1 Common Units issued to Parent and Emerald Lake Pearl Acquisition Blocker, LLC on or prior to the date hereof and the Class P Units issued to the Class P Members on or prior to the date hereof, the Company is hereby authorized, subject to compliance with Section 3.06 and Section 4.12, to authorize and issue or sell to any Person any of the following (collectively “New Interests”): (i) any new type, class or series of Units not otherwise described in this Agreement, which Units may be designated as classes or series of the Class A Convertible Preferred Units or Class B Common Units but having different rights; and (ii) Unit Equivalents. Subject to compliance with Section 4.12 and Section 14.09(a), the Managing Member is hereby authorized to amend this Agreement (without any further action required by any Member) to reflect such issuance and to fix the relative privileges, preference, duties, liabilities, obligations and rights of any such New Interests, including the number of such New Interests to be issued, the preference (with respect to Distributions, in liquidation or otherwise) over any other Units and any contributions required in connection therewith.

Section 3.06 Preemptive Rights.

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(a) The Company shall give (i) each Class A Member that is an “accredited investor” within the meaning of Rule 501 promulgated under the Securities Act and (ii) subject to the provisions of Section 3.06(a), Management Investors (each Person under (i) and (ii), a “Preemptive Rights Holder”) at least ten (10) Business Days’ prior written notice (an “Issuance Notice”) of any proposed issuance of Equity Securities of the Company (other than Excess Shares) to any of Abrams, BCP, or their respective Affiliates. The Issuance Notice shall specify the number and type of such Equity Securities and the price at which such Equity Securities are proposed to be issued and the other material terms and conditions of the issuance, including the proposed closing date. Each Preemptive Rights Holder shall be entitled to purchase, at the price and on the other terms and conditions specified in the Issuance Notice, its pro rata portion of such newly issued Equity Securities equal to (x) the number of securities of the specified type of Equity Securities proposed to be issued to Abrams, BCP, and/or their respective Affiliates (as applicable) multiplied by (y) a fraction, the numerator of which is the number of Class A Convertible Preferred Units held by such Preemptive Rights Holder as of immediately prior to such issuance and the denominator of which is equal to the sum of the number of Class A Convertible Preferred Units held by all Class A Members collectively as of immediately prior to such issuance (with respect to each Preemptive Rights Holder, its “Preemptive Rights Portion”).

(b) Each Preemptive Rights Holder may exercise its rights under this Section 3.06 by delivering written notice of its election to purchase up to its Preemptive Rights Portion of such Equity Securities to the Company within ten (10) Business Days after receipt of the Issuance Notice. A delivery of such notice (which notice shall specify the number of such Equity Securities, up to but not exceeding the applicable Preemptive Rights Portion, requested to be purchased by the Preemptive Rights Holder submitting such notice) by such Preemptive Rights Holder shall constitute a binding agreement of such Preemptive Rights Holder to purchase, at the price and on the terms and conditions specified in the Issuance Notice, the number of Equity Securities specified in such Preemptive Rights Holder’s notice. If, at the end of such ten (10) Business Day-period, any Preemptive Rights Holder has not exercised its right to purchase any or all of its Preemptive Rights Portion of such Equity Securities, such Preemptive Rights Holder shall be deemed to have waived all of its rights under this Section 3.06 with respect to, and only with respect to, the purchase of such unelected Preemptive Rights Portion in respect of the issuance that is the topic of the applicable Issuance Notice.

(c) If any Preemptive Rights Holder fails to properly exercise its preemptive rights under this Section 3.06, or elects to exercise such rights with respect to less than such Preemptive Rights Holder’s Preemptive Rights Portion of the Equity Securities (the difference between such Preemptive Rights Holder’s Preemptive Rights Portion and such Preemptive Rights Holder’s exercised amount, the “Excess Shares”), such Excess Shares shall be allocated by the Managing Member in its sole discretion, subject to compliance with the consent rights set forth in Section 4.12.

(d) The Company shall have 180 days after the date of the Issuance Notice to consummate the proposed issuance of any or all of such Equity Securities that the Preemptive Rights Holders have elected not to purchase at the same (or higher) price and upon such other terms and conditions that are not materially less favorable to the Company than those specified in the Issuance Notice; provided, however, that if such issuance is subject to regulatory or other third-party approval, such 180-day period shall be extended until the expiration of five (5) Business Days after all such approvals have been received, but in no event later than 270 days after the date of the Issuance Notice. At the consummation of such issuance, to the extent such Equity Securities are certificated, the Company shall issue certificates representing the Equity Securities to be purchased by each Preemptive Rights Holder exercising preemptive rights pursuant to this Section 3.06 registered in the

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name of such Preemptive Rights Holder, free and clear of all liens, except pursuant to the Company’s organizational documents and under Applicable Law, against payment by such Preemptive Rights Holder of the purchase price for such Equity Securities. If the Company proposes to issue any class of Equity Securities after such period or during such period at a lower price or on such other terms materially less favorable to the Company, the Company shall again comply with the procedures set forth in this Section 3.06.

(e) The closing of any issuance of Equity Securities to the Preemptive Rights Holders pursuant to this Section 3.06 shall take place at the time and in the manner provided in the Issuance Notice. The Company shall be under no obligation to consummate any proposed issuance of Equity Securities, nor shall there be any liability on the part of the Company to any Preemptive Rights Holder if the Company has not consummated any proposed issuance of Equity Securities pursuant to this Section 3.06 for whatever reason, except willful misconduct or breach of this Agreement, regardless of whether the Company has delivered an Issuance Notice in respect of such proposed issuance.

(f) Notwithstanding the foregoing, the Company may offer and sell Equity Securities subject to the preemptive rights under this Section 3.06 to Abrams, BCP, and/or their respective Affiliates without first offering such Equity Securities to each of the other Preemptive Rights Holders or complying with the procedures of this Section 3.06, so long as (i) each of the other Preemptive Rights Holders receives prompt written notice of the consummation of such sales and (ii) either the Company or the initial purchaser of such Equity Securities makes available for sale to the other Preemptive Rights Holders, by no later than 30 days after such issuance, a number of Equity Securities sufficient to provide such other Preemptive Rights Holders with the same proportionate ownership as they would have received if the preemptive rights under this Section 3.06 had been complied with prior to such issuance and on the same terms and conditions as applied to such issuance. Until such time as the Company has complied with the foregoing provisions of this Section 3.06(f), (A) the Company shall not make any Distributions in respect of, or redeem or repurchase, any such Equity Securities, (B) the initial purchaser(s) of such Equity Securities shall not Transfer any such Equity Securities (other than pursuant to this Section 3.06(f)), and (C) the Company shall not dissolve or wind up its affairs.

(g) In the event that Management Investors would not qualify as a Preemptive Rights Holder pursuant to Section 3.06(a)(i), then any member of Management Investors that is such an “accredited investor” shall be entitled to exercise, on its own behalf, preemptive rights pursuant to this Section 3.06 in respect of the Preemptive Rights Portion attributable to the Class A Convertible Preferred Units beneficially owned by such member through Management Investors and any such member shall be deemed to be a Preemptive Rights Holder for all purposes pursuant to this Section 3.06; provided, that immediately following the consummation of such issuance, such member contributes such Equity Securities to Management Investors in exchange for the issuance to such member of corresponding equity interests in Management Investors.

(h) Each Preemptive Rights Holder is permitted to Transfer its preemptive right to purchase Equity Securities pursuant to this Section 3.06 to any of its Permitted Transferees in accordance with the terms of this Agreement. The preemptive rights in this Section 3.06 shall also apply, mutatis mutandis, to any issuance of Equity Securities by any direct or indirect Subsidiary of the Company to any of Abrams, BCP or their respective Affiliates.

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Section 3.07 Certification of Units.

(a) The Managing Member, subject to the consent of Abrams and BCP, may, but shall not be required to, issue certificates to the Members representing the Units held by such Member.

(b) In the event that the Managing Member shall issue certificates representing Units in accordance with Section 3.07(a), then in addition to any other legend required by Applicable Law, all certificates representing issued and outstanding Units shall bear a legend substantially in the following form:

THE UNITS REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LIMITED LIABILITY COMPANY AGREEMENT AMONG THE COMPANY AND ITS MEMBERS, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICE OF THE COMPANY. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE UNITS REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH LIMITED LIABILITY COMPANY AGREEMENT.

THE UNITS REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS AND MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED EXCEPT (A) PURSUANT TO A REGISTRATION STATEMENT EFFECTIVE UNDER SUCH ACT AND LAWS, OR (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER.

Article IV
Members

Section 4.01 Admission of New Members.

(a) Subject to compliance with Section 4.12, new Members may be admitted by the Managing Member from time to time (i) in connection with an issuance of Units by the Company, and (ii) in connection with a Transfer of Units, subject to compliance with the provisions of Article IX, and in either case, following compliance with the provisions of Section 4.01(b).

(b) In order for any Person not already a Member of the Company to be admitted as a Member, whether pursuant to an issuance or a Transfer of Units, such Person shall have executed and delivered to the Company a written undertaking substantially in the form of the Joinder Agreement. Upon the amendment of the Members Schedule by the Managing Member and the satisfaction of any other applicable conditions, including, if a condition, the receipt by the Company of payment for the issuance of the applicable Units, such Person shall be admitted as a Member and deemed listed as such on the books and records of the Company and thereupon shall be issued his, her or its Units. The Managing Member shall also adjust the Capital Accounts of the Members as necessary in accordance with Section 5.04.

Section 4.02 Representations and Warranties of Members. By execution and delivery of this Agreement or a Joinder Agreement, as applicable, each of the Members, whether admitted as of the date hereof or pursuant to Section 4.01, represents and warrants to the Company and acknowledges that:

(a) The Units have not been registered under the Securities Act or the securities laws of any other jurisdiction, are issued in reliance upon federal and state exemptions for transactions not

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involving a public offering and cannot be disposed of unless (i) they are subsequently registered or exempted from registration under the Securities Act and (ii) the provisions of this Agreement have been complied with;

(b) Such Member is an “accredited investor” within the meaning of Rule 501 promulgated under the Securities Act, as amended by Section 413(a) of the Dodd Frank Wall Street Reform and Consumer Protection Act, and agrees that it will not take any action that could have an adverse effect on the availability of the exemption from registration provided by Rule 501 promulgated under the Securities Act with respect to the offer and sale of the Units;

(c) Such Member’s Units are being acquired for its own account solely for investment and not with a view to resale or distribution thereof;

(d) The determination of such Member to acquire Units has been made by such Member independent of any other Member and independent of any statements or opinions as to the advisability of such purchase or as to the business, operations, assets, liabilities, results of operations, financial condition and prospects of the Company and the Company Subsidiaries that may have been made or given by any other Member or by any agent or employee of any other Member;

(e) Such Member has such knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of an investment in the Company and making an informed decision with respect thereto;

(f) Such Member is able to bear the economic and financial risk of an investment in the Company for an indefinite period of time;

(g) The execution, delivery and performance of this Agreement have been duly authorized by such Member and do not require such Member to obtain any consent or approval that has not been obtained and do not contravene or result in a default in any material respect under any provision of any law or regulation applicable to such Member or other governing documents or any agreement or instrument to which such Member is a party or by which such Member is bound; and

(h) This Agreement is valid, binding and enforceable against such Member in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, and other similar laws of general applicability relating to or affecting creditors’ rights or general equity principles (regardless of whether considered at law or in equity).

Section 4.03 No Personal Liability. Except as otherwise provided in the Delaware Act, by Applicable Law or expressly in this Agreement, no Member will be obligated personally for any debt, obligation or liability of the Company or of any Company Subsidiaries or other Members, whether arising in contract, tort or otherwise, solely by reason of being a Member.

Section 4.04 No Withdrawal. A Member shall not cease to be a Member as a result of the Bankruptcy of such Member or as a result of any other events specified in § 18-304 of the Delaware Act. So long as a Member continues to hold any Units, such Member shall not have the ability to withdraw or resign as a Member prior to the dissolution and winding up of the Company and any such withdrawal or resignation or attempted withdrawal or resignation by a Member prior to the dissolution or winding up of the Company shall be null and void. As soon as any Person who is a Member ceases to hold any Units, such Person shall no longer be a Member.

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Section 4.05 Death or Dissolution. The death or dissolution of any Member shall not cause the dissolution of the Company. In such event the Company and its business shall be continued by the remaining Member or Members and the Units owned by the deceased Member shall automatically be Transferred to such Member’s heirs in accordance with Applicable Law; provided, that within a reasonable time after such Transfer, the applicable heirs shall sign a written undertaking substantially in the form of the Joinder Agreement.

Section 4.06 Voting. Except as otherwise provided by this Agreement (including Section 4.12) or as otherwise required by the Delaware Act or Applicable Law, on all matters on which members are entitled to vote, only the holders that are record owners of issued and outstanding Class B-1 Common Units shall be entitled to vote. Each holder of issued and outstanding Class B-1 Common Units shall be entitled to one vote per issued and outstanding Class B-1 Common Unit. . Each of Class A Convertible Preferred Units, Class B-2 Common Units, and Class P Units shall be non-voting; provided, that each of such Units shall have any consent and other rights (if any) expressly provided to them by this Agreement. For the avoidance of doubt, no Unit shall be entitled to vote prior to the issuance of such Unit.

Section 4.07 Meetings.

(a) Calling the Meeting. Meetings of the Members may be called by either the Managing Member or the Class A Members. Only Members who hold issued and outstanding Units which are entitled to vote pursuant to Section 4.06 (“Voting Members”) shall have the right to attend meetings of the Members.

(b) Notice. Written notice stating the place, date and time of the meeting and, in the case of a meeting of the Members not regularly scheduled, describing the purposes for which the meeting is called, shall be delivered not fewer than two (2) days and not more than thirty (30) days before the date of the meeting to each Voting Member, by or at the direction of the Managing Member or the Member(s) calling the meeting, as the case may be. The Voting Members may hold meetings at the Company’s principal office or at such other place as the Managing Member may designate in the notice for such meeting.

(c) Participation. Any Voting Member may participate in a meeting of the Voting Members by means of conference telephone or other communications equipment by means of which all Persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

(d) Vote by Proxy. On any matter that is to be voted on by Voting Members, a Voting Member may vote in person or by proxy, and such proxy may be granted in writing, by means of Electronic Transmission or as otherwise permitted by Applicable Law. Every proxy shall be revocable in the discretion of the Voting Member executing it unless otherwise provided in such proxy; provided, that such right to revocation shall not invalidate or otherwise affect actions taken under such proxy prior to such revocation.

(e) Conduct of Business. The business to be conducted at such meeting need not be limited to the purpose described in the notice and can include business to be conducted by Voting Members; provided, that the Voting Members shall have been notified of the meeting in accordance with Section 4.07(b). Attendance of a Member at any meeting shall constitute a waiver of notice of such meeting, except where a Member attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

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Section 4.08 Quorum. A quorum of any meeting of the Voting Members shall require the presence of Members holding a majority of the outstanding Units that are entitled to vote on any matter presented at such meeting. Subject to Section 4.09, no action at any meeting may be taken by the Members unless the appropriate quorum is present. Subject to Section 4.09, no action may be taken by the Members at any meeting at which a quorum is present without the affirmative vote of Members holding a majority of the issued and outstanding Units held by all Members.

Section 4.09 Action Without Meeting. Notwithstanding the provisions of Section 4.08, but subject in all cases to compliance with Section 4.12, any matter that is to be voted on, consented to or approved by Voting Members may be taken without a meeting, without prior notice and without a vote if consented to, in writing or by Electronic Transmission, by a Member or Members holding not less than the minimum number of the issued and outstanding Units that would be required to authorize or take such action at a meeting at which a quorum is present in accordance with this Agreement. A record shall be maintained by the Managing Member of each such action taken by written consent of a Member or Members.

Section 4.10 Power of Members. Subject to compliance with each of Section 8.01 and Section 4.12, the Members shall have the power to exercise any and all rights or powers granted to Members pursuant to the express terms of this Agreement and the Delaware Act. Except as otherwise specifically provided by this Agreement or required by the Delaware Act, no Member, in its capacity as a Member, shall have the power to act for or on behalf of, or to bind, the Company.

Section 4.11 No Interest in Company Property. No real or personal property of the Company shall be deemed to be owned by any Member individually, but shall be owned by, and title shall be vested solely in, the Company. Without limiting the foregoing, each Member hereby irrevocably waives during the existence of the Company any right that such Member may have to maintain any action for partition with respect to the property of the Company.

Section 4.12 Consent Rights. For so long as Abrams or BCP holds any Units, the Company will not, and will cause the other Company Group Members to not, either directly or indirectly, take, or agree or commit to take, any of the following actions without the prior written consent of each of Abrams and BCP, as applicable, and any such act or transaction entered into without such consent or vote will be null and void ab initio, and of no force or effect:

(a) create, authorize, or issue (by reclassification or otherwise) any equity securities, or other instruments convertible or exchangeable into, or exercisable for, equity securities (“Equity Securities”) of any Company Group Member, other than any issuance or proposed issuance (a) to employees, consultants or members of the board of directors of any Company Group Member pursuant to an employee benefit plan or arrangement that has been approved by the board of directors of the Company, (b) upon the conversion or exchange of any securities issued in accordance with this Agreement pursuant to the terms thereof or (c) by any direct or indirect wholly-owned subsidiary of the Company to another direct or indirect wholly-owned subsidiary of the Company (“Excluded Issuances”);

(b) declare or pay any distributions to equity holders, or redeem, repay, defease, or repurchase any Equity Securities; provided, however, that, notwithstanding the foregoing, (i) the Company may declare and pay distributions to the Class B Members, for the sole purpose of paying for, and in the amount of, (A) the reasonable and documented, out-of-pocket expenses actually incurred by Parent in order to continue to be publicly traded on a national securities exchange and an SEC reporting company, (B) the payment of vendors in the ordinary course and consistent with past

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practice; provided, however, that, with respect to the foregoing clauses (A) and (B), the Company must have provided reasonable detail of such expenses to Abrams and BCP at least three (3) Business Days prior the declaration or payment of such distribution with respect thereto, and (C) the payment of payroll and other employee-related expenses of the Company in the ordinary course of business and consistent with past practice; (ii) the Company may redeem or repurchase Class B-1 Common Units of Parent, in an aggregate amount not to exceed $5,000,000.00 in any twelve-month period or calendar year at a price per Class B-1 Common Unit of $8.00, the proceeds of which redemption(s) shall be applied to the business needs of Parent, which needs may include the payment or the making of provision for the payment when due of obligations, including, present and anticipated debts and obligations, capital needs and expenses, the payment of any management or administrative fees and expenses, payment of employees, and reasonable reserves for contingencies; and (iii) any direct or indirect wholly-owned subsidiary of the Company may (A) declare and pay distributions to the Company or to other wholly-owned subsidiaries of the Company or (B) redeem, repay, defease, or repurchase Equity Securities of other wholly-owned subsidiaries of the Company;

(c) acquire any stock, assets, or business of any Person in one transaction or series of related transactions, (other than the acquisition of Cash Equivalents or Marketable Securities (each, as defined pursuant to GAAP) in the ordinary course or consistent with past practice) in one or a series of related transactions involving aggregate consideration in excess of $5 million;

(d) dispose of any assets (whether by merger, consolidation, or otherwise) (other than the disposition of Cash Equivalents or Marketable Securities (each, as defined pursuant to GAAP) in the ordinary course or consistent with past practice) in one or a series of related transactions involving aggregate consideration in excess of $5 million;

(e) enter into any settlement agreement with respect to any claim, lawsuit, or other proceeding relating to any Company Group Member other than any settlement approved by the board of Parent with respect to the securities litigation matter included in Parent’s SEC reports prior to the date of the A&R Agreement in an amount not to exceed $3,000,000 in the aggregate;

(f) enter into any new line of business;

(g) entry into or conduct of any transaction or series of related transactions (including any contract, agreement, or other arrangement or the purchase, sale, lease, or exchange of any property or the rendering of any service) with any Affiliate of any Company Group Member or Parent, or any director or officer of any Company Group Member or Parent, or any equity holder or stockholder of the Company or Parent who files ownership disclosures on Schedule 13D (other than, in each case, transactions between or among the Company and any direct or indirect wholly-owned subsidiaries of the Company);

(h) incur, or suffer to exist, Indebtedness, or subject any assets or equity interests of any Company Group Member to any lien or encumbrance of any nature;

(i) transfer any Class B-1 Common Units or any Equity Securities;

(j) amend the Class P Joinder Agreement, or, other than as expressly provided by the Class B Joinder Agreement as in effect on the date hereof, authorize or issue any additional Class P Units; and

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(k) amend this Agreement in any manner adverse to the rights and privileges of the Class A Members.

Article V
Capital Contributions; Capital Accounts

Section 5.01 Capital Contributions.

(a) On or prior to the Closing Effective Date, each Member has made the aggregate Capital Contribution(s) in the amounts set forth opposite such Member’s name on the Members Schedule.

(b) No Member shall have the right to demand the return of its Capital Contributions, or otherwise to withdraw any amounts from the Company, except upon dissolution of the Company or as expressly provided herein.

Section 5.02 Initial Capital Accounts. Each Member who has made a Capital Contribution pursuant to Section 5.01(a) shall have a Capital Account and be credited with the Capital Contribution(s) in the amount set forth opposite such Member’s name on the Members Schedule as in effect on the Closing Effective Date. Each Member shall own the number, type, series, and class of Units, in each case, in the amounts set forth opposite such Member’s name on the Members Schedule as in effect from time to time.

Section 5.03 Additional Capital Contributions.

(a) Except as set forth in Section 5.01(a), no Member shall be required to make any Capital Contributions to the Company.

(b) No Member shall be required to lend any funds to the Company and no Member shall have any personal liability for the payment or repayment of any Capital Contribution by or to any other Member.

Section 5.04 Maintenance of Capital Accounts. The Company shall establish and maintain for each Member a separate capital account (a “Capital Account”) on its books and records in accordance with this Section 5.04. Each Capital Account shall be established and maintained in accordance with the following provisions:

(a) Each Member’s Capital Account shall be increased by the amount of:

(i) such Member’s Capital Contributions, including such Member’s initial Capital Contribution;

(ii) any Net Income or other item of income or gain allocated to such Member pursuant to Article VI; and

(iii) any liabilities of the Company that are assumed by such Member or secured by any property Distributed to such Member.

(b) Each Member’s Capital Account shall be decreased by:

(i) the cash amount or Book Value of any property Distributed to such Member pursuant to Article VII and Section 12.03(c);

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(ii) the amount of any Net Loss or other item of loss or deduction allocated to such Member pursuant to Article VI; and

(iii) the amount of any liabilities of such Member assumed by the Company or which are secured by any property contributed by such Member to the Company.

The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Treasury Regulations. In the event the Partnership Representative shall reasonably determine that it is prudent to modify or adjust the manner in which the Capital Accounts, or any debits or credits thereto (including debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Company or any Members), are computed in order to comply with such Treasury Regulations, the Partnership Representative may make such modification or adjustment, provided such modification or adjustment does not affect the amounts distributable to any Member pursuant to this Agreement.

Section 5.05 Succession Upon Transfer. In the event that any Units are Transferred in accordance with the terms of this Agreement, the Transferee shall succeed to the Capital Account of the Transferor to the extent it relates to the Transferred Units and, subject to Section 6.04, shall receive allocations and Distributions pursuant to Article VI, Article VII and Article XII in respect of such Units.

Section 5.06 Negative Capital Accounts. In the event that any Member shall have a deficit balance in his, her or its Capital Account, such Member shall have no obligation, during the existence of the Company or upon dissolution or liquidation thereof, to restore such negative balance or make any Capital Contributions to the Company by reason thereof, except as may be required by Applicable Law or in respect of any negative balance resulting from a withdrawal of capital or dissolution in contravention of this Agreement.

Section 5.07 No Withdrawal. No Member shall be entitled to withdraw any part of his, her or its Capital Account or to receive any Distribution from the Company, except as provided in this Agreement. No Member shall receive any interest, salary or drawing with respect to its Capital Contributions or its Capital Account, except as otherwise provided in this Agreement. The Capital Accounts are maintained for the sole purpose of allocating items of income, gain, loss and deduction among the Members and shall have no effect on the amount of any Distributions to any Members, in liquidation or otherwise.

Section 5.08 Treatment of Loans From Members. Loans by any Member to the Company shall not be considered Capital Contributions and shall not affect the maintenance of such Member’s Capital Account, other than to the extent provided in Section 5.04(a)(iii), if applicable. The amount of any such loans shall be a debt of the Company to such Member and shall be payable or collectible in accordance with the terms and conditions upon which such loans are made.

Article VI
Allocation

Section 6.01 Allocation of Net Income and Net Loss. For each Fiscal Year (or portion thereof), except as otherwise provided in this Agreement, Net Income and Net Loss (and, to the extent necessary and provided herein, individual items of income, gain, loss or deduction) of the Company shall be allocated among the Members in a manner such that, after giving effect to the special allocations set forth in Section 6.02, the Capital Account balance of each Member, immediately after making such allocations, is, as nearly as possible, equal to (i) the Distributions that would be made to such Member

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pursuant to Section 12.03(c) if the Company were dissolved, its affairs wound up and its assets sold for cash equal to their Book Value, all Company liabilities were satisfied (limited with respect to each Nonrecourse Liability to the Book Value of the assets securing such liability), and the net assets of the Company were Distributed, in accordance with Section 12.03(c), to the Members immediately after making such allocations, minus (ii) such Member’s share of Company Minimum Gain and Member Nonrecourse Debt Minimum Gain, computed immediately prior to the hypothetical sale of assets. Notwithstanding the foregoing, upon a liquidation of the Company pursuant to Section 12.03, the Company shall, to the extent necessary, allocate individual items of income, gain, loss or deduction of the Company among the Members such that the Capital Account balance of each Member is as nearly as possible, on a proportionate basis, equal to the amounts provided for in the first sentence of this Section 6.01. Notwithstanding any other provision of this Agreement, the Partnership Representative may make such allocations of Net Income or Net Loss (or items thereof) as it deems reasonably necessary to give economic effect to the provisions of this Agreement, taking into such facts and circumstances as it deems reasonably necessary for this purpose.

Section 6.02 Regulatory and Special Allocations. Notwithstanding the provisions of Section 6.01:

(a) If there is a net decrease in Company Minimum Gain (determined according to Treasury Regulations Section 1.704-2(d)(1)) during any Fiscal Year, each Member shall be specially allocated Net Income for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Member’s share of the net decrease in Company Minimum Gain, determined in accordance with Treasury Regulations Section 1.704-2(g)(1). The items to be so allocated shall be determined in accordance with Treasury Regulations Sections 1.704-2(f)(6) and 1.704-2(j)(2). This Section 6.02(a) is intended to comply with the “minimum gain chargeback” requirement in Treasury Regulations Section 1.704-2(f) and shall be interpreted and applied in a manner consistently therewith.

(b) Member Nonrecourse Deductions shall be allocated in the manner required by Treasury Regulations Section 1.704-2(i). Except as otherwise provided in Treasury Regulations Section 1.704-2(i)(4), if there is a net decrease in Member Nonrecourse Debt Minimum Gain during any Fiscal Year, each Member that has a share of such Member Nonrecourse Debt Minimum Gain shall be specially allocated Net Income for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to that Member’s share of the net decrease in Member Nonrecourse Debt Minimum Gain. Items to be allocated pursuant to this paragraph shall be determined in accordance with Treasury Regulations Sections 1.704-2(i)(4) and 1.704-2(j)(2). This Section 6.02(b) is intended to comply with the “minimum gain chargeback” requirements in Treasury Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

(c) In the event any Member unexpectedly receives any adjustments, allocations or Distributions described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) that causes an Adjusted Capital Account Deficit, Net Income shall be specially allocated to such Member in an amount and manner sufficient to eliminate the Adjusted Capital Account Deficit created by such adjustments, allocations or Distributions to the extent required by the Treasury Regulations as quickly as possible. This Section 6.02(c) is intended to comply with the qualified income offset requirement in Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

(d) In the event any Member has a deficit Capital Account at the end of any Fiscal Year which is in excess of the sum of the amount such Member is obligated to restore pursuant to the penultimate sentences of Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), each such Member shall be specially allocated items of Company income and gain in the amount of such excess

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to the extent required by the Treasury Regulations as quickly as possible, provided that an allocation pursuant to this Section 6.02(d) shall be made only if and to the extent that such Member would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Article VI have been made as if Section 6.02(c) and this Section 6.02(d) were not in this Agreement.

(e) Nonrecourse Deductions for any Fiscal Year shall be allocated among the Members in the same proportion as the other Net Losses of the Company for such year.

(f) Any Member Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Treasury Regulations Section 1.704-2(i)(1).

(g) The allocations set forth in paragraphs (a) through (f) above (the “Regulatory Allocations”) are intended to comply with certain requirements of the Treasury Regulations under Code Section 704. Notwithstanding any other provisions of this Article VI (other than the Regulatory Allocations), the Regulatory Allocations shall be taken into account in allocating Net Income and Net Losses among Members so that, to the extent possible, the net amount of such allocations of Net Income and Net Losses and other items and the Regulatory Allocations to each Member shall be equal to the net amount that would have been allocated to such Member if the Regulatory Allocations had not occurred.

(h) Net Losses allocated pursuant to Section 6.01 shall not exceed the maximum amount of Net Losses that can be allocated without causing any Member to have an Adjusted Capital Account Deficit at the end of any Fiscal Year. In the event some but not all of Members would otherwise have Adjusted Capital Account Deficits as a consequence of an allocation of Net Losses pursuant to Section 6.01, the limitation set forth in this Section 6.02(h) shall be applied on a Member by Member basis and Net Losses not allocable to any Member as a result of such limitation shall be allocated (a) first, to the other Members in accordance with the positive balances in such Member’s Capital Accounts so as to allocate the maximum permissible Net Losses to each Member under Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations (until the Capital Account balances of all Members shall be reduced to zero), and (b) thereafter in the same manner as Nonrecourse Deductions. If and to the extent Net Losses are allocated pursuant to this Section 6.02(h) rather than Section 6.01, then, notwithstanding Section 6.01 above, subsequent allocations of Net Income shall be made first to the Members who received excess allocations of Net Losses pursuant to this Section 6.02(h) in excess of what they would have otherwise received pursuant to Section 6.01 (“Excess Net Losses”), in proportion to those Excess Net Losses, until all such Excess Net Losses have been offset with allocations of Net Income pursuant to this sentence. Any remaining allocations of Net Income shall be made in accordance with Section 6.01.

Section 6.03 Tax Allocations.

(a) Subject to Section 6.03(b) through Section 6.03(e), all income, gains, losses and deductions of the Company shall be allocated, for federal, state and local income tax purposes, among the Members in accordance with the allocation of such income, gains, losses and deductions among the Members for computing their Capital Accounts, except that if any such allocation for tax purposes is not permitted by the Code or other Applicable Law, the Company’s subsequent income, gains, losses and deductions shall be allocated among the Members for tax purposes, to the extent permitted by the Code and other Applicable Law, so as to reflect as nearly as possible the allocation set forth herein in computing their Capital Accounts.

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(b) Items of Company taxable income, gain, loss and deduction with respect to any property contributed to the capital of the Company shall be allocated among the Members in accordance with Code Section 704(c) and Treasury Regulations Section 1.704-3, so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its Book Value.

(c) If the Book Value of any Company asset is adjusted pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(f) as provided in clause (c) of the definition of Book Value, subsequent allocations of items of taxable income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Book Value in the same manner as under Code Section 704(c). The Company and the Members agree that there shall be a revaluation under Treasury Regulations Section 1.704-1(b)(2)(iv)(f) as of the date hereof.

(d) Allocations of tax credit, tax credit recapture and any items related thereto shall be allocated to the Members according to their interests in such items as determined by the Partnership Representative taking into account the principles of Treasury Regulations Section 1.704-1(b)(4)(ii).

(e) The Company shall make allocations pursuant to this Section 6.03 in accordance with such method or methods as may be adopted for the Company by the Partnership Representative pursuant to Code Section 704(c); provided that the “remedial method” under Treasury Regulations Section 1.704-3(d) shall be used for allocations pursuant to Code Section 704(c) unless otherwise consented in writing to by Abrams and BCP.

(f) Allocations pursuant to this Section 6.03 are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Member’s Capital Account or share of Net Income, Net Losses, Distributions or other items pursuant to any provisions of this Agreement.

Section 6.04 Allocations in Respect of Transferred Units. In the event of a Transfer of Units during any Fiscal Year made in compliance with the provisions of Article IX, Net Income, Net Losses and other items of income, gain, loss and deduction of the Company attributable to such Units for such Fiscal Year shall be determined using the interim closing of the books method in accordance with applicable Treasury Regulations.

Section 6.05 Curative Allocations. In the event that the Partnership Representative determines, after consultation with counsel experienced in income tax matters, that the allocation of any item of Company income, gain, loss or deduction is not specified in this Article VI (an “Unallocated Item”), or that the allocation of any item of Company income, gain, loss or deduction hereunder is clearly inconsistent with the Members’ economic interests in the Company (determined by reference to the general principles of Treasury Regulations Section 1.704-1(b) and the factors set forth in Treasury Regulations Section 1.704-1(b)(3)(ii)) (a “Misallocated Item”), then the Partnership Representative may allocate such Unallocated Items, or reallocate such Misallocated Items, to reflect such economic interests; provided, that no such allocation will be made without the prior consent of each Member that would be adversely and disproportionately affected thereby; and provided, further, that no such allocation shall have any material effect on the amounts distributable to any Member, including the amounts to be distributed upon the complete liquidation of the Company.

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Article VII
Distributions

Section 7.01 General.

(a) Subject to compliance with Section 4.12, Section 7.01(b), Section 7.02 and Section 7.03 the Managing Member shall have sole discretion regarding the amounts and timing of Distributions to Members, including to decide to forego payment of Distributions in order to provide for the retention and establishment of reserves of, or payment to third parties of, such funds as it deems necessary with respect to the Company’s reasonable business needs, which needs may include the payment or the making of provision for the payment when due of obligations, including, but not limited to, present and anticipated debts and obligations, capital needs and expenses, the payment of any management or administrative fees and expenses, payment of employees and reasonable reserves for contingencies (“Business Needs”).

(b) Subject to compliance with Section 4.12, the Company shall pay and be responsible for, and the Members acknowledge and agree that the Company shall make Distributions to Parent in respect of, the Business Needs of Parent. In furtherance thereof, upon written request of Parent including reasonable detail, the Company shall make Distributions to Parent in amounts sufficient to satisfy Parent’s Business Needs accruing or arising following the Closing Effective Date. All such Distributions shall be in addition to, and shall not reduce or offset the amount of Distributions required pursuant to, any other provision of this Agreement.

(c) Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make any Distribution to Members if such Distribution would violate § 18-607 of the Delaware Act or other Applicable Law.

Section 7.02 Timing and Priority of Distributions. Subject to compliance with Section 4.12, Section 7.01 and Section 7.03, Distributions determined to be made by the Managing Member pursuant to Section 7.01 (which shall exclude, for the avoidance of doubt, Distributions made in connection with a liquidation of the Company pursuant to Section 12.03 of this Agreement) shall be made in the following order and priority:

(a) first, to Parent, in one or more Distributions at the discretion of the Managing Member to satisfy any Business Needs that accrued or arose following the Original Closing Date;

(b) second, to the Class A Members, pro rata, in accordance with their respective Class A Percentage Interests, until each Class A Member has been Distributed an amount equal to such Class A Member’s aggregate Capital Contributions in respect of Class A Convertible Preferred Units, provided that prior to the making of any Distribution pursuant to this Section 7.02(b), each Class A Member shall have been (i) provided notice (a “Class A Distribution Notice”) at least five (5) Business Days prior to such Distribution including reasonable detail as to (A) the amount of such Distribution with respect to the Class A Convertible Preferred Units and the Class B Common Units, (B) the amount of such Distribution with respect to the Class A Convertible Preferred Units and the Class B Common Units if the Class A Convertible Preferred Units were converted into Class B-2 Common Units prior to such Distribution pursuant to Section 3.04 hereof, and (C) the date by which a Conversion Notice must be delivered to the Company to convert Class A Convertible Preferred Units into Class B-2 Common Units prior to such Distribution, and (ii) given the opportunity to convert their Class A Convertible Preferred Units into Class B-2 Common Units pursuant to the terms of the Class A Distribution Notice and Section 3.04 hereof;

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(c) third, 100% to the Class B Members, pro rata, in accordance with their respective Class B Percentage Interests, until each Class B Member has been Distributed an amount equal to such Class B Member’s aggregate Capital Contributions in respect of each Class B Common Unit;

(d) fourth, subject to any Retained Distributions (as defined below) 100% to the Class P Member until the total Distributions made in respect of the Class P Units is an amount equal to the Class P Percentage multiplied by the total amount of Distributions made pursuant to clauses (b) and (c) of this Section 7.02; and

(e) thereafter, 100% to all the Members, pro rata based upon the aggregate number of Class B Common Units and, subject to any Retained Distributions, Class P Units held by such Member as of the time of distribution in proportion to the aggregate number of all such Units outstanding as of the time of distribution.

Notwithstanding anything herein to the contrary, any Distributions with respect to Unvested Class P Units shall be retained by the Company (the “Retained Distribution”) and paid to the Class P Member if and when such Unvested Class P Units become Vested Class P Units; provided, that a portion of any Retained Distribution may be Distributed to the Class P Member as a Tax Distribution if the Class P Member is subject to income taxation on the items of income and gain attributable to such Retained Distribution in an amount determined by the Managing Member. If a Class P Unit is canceled or forfeited prior to becoming a Vested Class P Unit, then any such Retained Distribution shall be distributed to the Members in accordance with this Section 7.02 immediately upon the Class P Member’s forfeiture of the Class P Units.

Section 7.03 Tax Distributions.

(a) For any taxable year (or portion thereof) during which the Company is treated as a partnership for U.S. federal income tax purposes and to the extent that the Managing Member reasonably determines that the Company has available funds (except as otherwise limited by the Act), the Company may, with the prior written consent of the Managing Member, make a distribution ratably among the Members in accordance with their respective Qualifying Percentage Interests (a “Tax Distribution”) on a quarterly or other basis such that each Member receives pursuant to this Section 7.03 an amount equal to the excess (if any) of (i) the product of (a) the taxable net income allocated to such Member pursuant to this Agreement (or an estimate thereof) in respect of any Fiscal Year, multiplied by (b) such Member’s Tax Rate, over (ii) the aggregate amount of cash Distributions or expected cash Distributions to such Member in respect of such Fiscal Year pursuant to Section 7.02 (as reasonably determined by the Managing Member). The Members shall cooperate with the Managing Member to determine the applicable Tax Rate. All Tax Distributions made pursuant to this Section 7.03 shall (i) be treated as advances on Distributions otherwise payable under Section 7.02 (or Section 12.03) so that the total amount distributed to a Member under Section 7.02 (or Section 12.03) and this Section 7.03 is the same as the amount that would have been distributed to such Member under Section 7.02 (or Section 12.03) had this Section 7.03 not been included in the Agreement, and (ii) be subject to the limitations on distributions pursuant to Section 7.01(b) and the Managing Member’s reasonable determination based on amount of Distributable Cash, with any shortfall in amounts available for distribution to be prorated according to each Member’s relative Qualifying Percentage Interests; provided, however, that any amount that should have been distributed to a Member in a given Fiscal Year and is not distributed in such Fiscal Year may be carried forward and added to the amount to be distributed in the immediately following Fiscal Year.

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Notwithstanding anything to the contrary herein, all Members shall receive Tax Distributions pro rata in accordance with their respective Qualifying Percentage Interests.

(b) Subject to compliance with Section 4.12, each Class B-1 Member may loan to the Company an amount equal to a Tax Distribution (or portion thereof) received by such Class B-1 Member pursuant to Section 7.03(a) that Parent determines, in its reasonable discretion, is in excess of the payment required by Parent. For the avoidance of doubt, both the existence and terms of any such loan shall be subject to the prior written consent of each of Abrams and BCP, and shall be treated in accordance with Section 5.08 of this Agreement.

Section 7.04 Tax Withholding; Withholding Advances.

(a) Tax Withholding. If requested by the Partnership Representative, each Member shall, if able to do so, deliver to the Partnership Representative:

(i) an affidavit in form satisfactory to the Partnership Representative that the applicable Member (or its members, as the case may be) is not subject to withholding under the provisions of any federal, state, local, foreign or other Applicable Law;

(ii) any certificate that the Partnership Representative may reasonably request with respect to any such laws; and/or

(iii) any other form or instrument reasonably requested by the Partnership Representative relating to any Member’s status under such law.

If a Member fails or is unable to deliver to the Partnership Representative the affidavit described in Section 7.04(a)(i), the Partnership Representative may withhold amounts from such Member in accordance with Section 7.04(b).

(b) Withholding Advances. If a Member fails to satisfy the condition required under Section 7.04(a)(i), the Company is hereby authorized at all times to make payments (“Withholding Advances”) with respect to each Member in amounts required to discharge any obligation of the Company (as determined by the Partnership Representative based on the advice of legal or tax counsel to the Company) to withhold or make payments to any federal, state, local or foreign taxing authority (a “Taxing Authority”) with respect to any Distribution or allocation by the Company of income or gain to such Member and to withhold the same from Distributions to such Member. In the event that the distributions or proceeds to the Company or any Company Subsidiary are reduced on account of taxes withheld at the source or any taxes are otherwise required to be paid by the Company and such taxes are imposed on or with respect to one or more, but not all of the Members in the Company, the amount of the reduction shall be borne by the relevant Members and treated as if it were paid by the Company as a Withholding Advance with respect to such Members. Taxes imposed on the Company where the rate of tax varies depending on characteristics of the Members shall be treated as taxes imposed on or with respect to the Members for purposes of the preceding sentence. Any funds withheld from a Distribution by reason of this Section 7.04(b) shall nonetheless be deemed Distributed to the Member in question for all purposes under this Agreement and, at the option of the Partnership Representative, shall be charged against the Member’s Capital Account.

(c) Repayment of Withholding Advances. Any Withholding Advance made by the Company to a Taxing Authority on behalf of a Member and not simultaneously withheld from a Distribution to that Member shall, with interest thereon accruing from the date of payment at a rate

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equal to the prime rate published in the Wall Street Journal on the date of payment plus two percent (2.0%) per annum:

(i) be promptly repaid to the Company by the Member on whose behalf the Withholding Advance was made (which repayment by the Member shall not constitute a Capital Contribution, but shall credit the Member’s Capital Account if the Managing Member shall have initially charged the amount of the Withholding Advance to the Capital Account); or

(ii) with the consent of the Partnership Representative, be repaid by reducing the amount of the next succeeding Distribution or Distributions to be made to such Member (which reduction amount shall be deemed to have been Distributed to the Member, but which shall not further reduce the Member’s Capital Account if the Partnership Representative shall have initially charged the amount of the Withholding Advance to the Capital Account).

Interest shall cease to accrue from the time the Member on whose behalf the Withholding Advance was made repays such Withholding Advance (and all accrued interest) by either method of repayment described above.

(d) Imputed Underpayment. Any “imputed underpayment” within the meaning of Code Section 6225 paid (or payable) by the Company as a result of an adjustment with respect to any Company item, including any interest or penalties with respect to any such adjustment (collectively, an “Imputed Underpayment Amount”), shall be treated as if it were paid by the Company as a Withholding Advance with respect to the appropriate Members. The Partnership Representative shall reasonably determine the portion of an Imputed Underpayment Amount attributable to each Member or former Member. The portion of the Imputed Underpayment Amount that the Partnership Representative attributes to a Member shall be treated as a Withholding Advance with respect to such Member. The portion of the Imputed Underpayment Amount that the Partnership Representative attributes to a former Member shall be treated as a Withholding Advance with respect to both such former Member and such former Member’s transferee(s) or assignee(s), as applicable, and the Partnership Representative may in its reasonable discretion exercise the Company’s rights pursuant to this Section in respect of either or both of the former Member and its transferee or assignee. Imputed Underpayment Amounts treated as a Withholding Advance also shall include any imputed underpayment within the meaning of Code Section 6225 paid (or payable) by any entity treated as a partnership for U.S. federal income tax purposes in which the Company holds (or has held) a direct or indirect interest other than through entities treated as corporations for U.S. federal income tax purposes to the extent that the Company bears the economic burden of such amounts, whether by law or agreement.

(e) Indemnification. Each Member hereby agrees to indemnify and hold harmless the Company and the other Members from and against any liability with respect to taxes, interest or penalties which may be asserted by reason of the Company’s failure to deduct and withhold tax on amounts Distributable or allocable to such Member. The provisions of this Section 7.04(e) and the obligations of a Member pursuant to Section 7.04(e) shall survive the termination, dissolution, liquidation and winding up of the Company and the withdrawal of such Member from the Company or Transfer of its Units. The Company may pursue and enforce all rights and remedies it may have against each Member under this Section 7.04(e), including bringing a lawsuit to collect repayment with interest of any Withholding Advances.

(f) Overwithholding. Neither the Company nor the Partnership Representative shall be liable for any excess taxes withheld in respect of any Distribution or allocation of income or gain

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to a Member. In the event of an overwithholding, a Member’s sole recourse shall be to apply for a refund from the appropriate Taxing Authority.

Section 7.05 Distributions in Kind.

(a) The Managing Member is hereby authorized, in its sole discretion, to make Distributions to the Members in the form of securities or other property held by the Company; provided, that, for the avoidance of doubt, any and all Distributions to Class A Members and Class B-2 Members shall be in cash. In any non-cash Distribution, the securities or property so Distributed will be Distributed among the Members in the same proportion and priority as cash equal to the Fair Market Value of such securities or property would be Distributed among the Members pursuant to Section 7.02.

(b) Any Distribution of securities shall be subject to such conditions and restrictions as the Managing Member determines are required or advisable to ensure compliance with Applicable Law. In furtherance of the foregoing, the Managing Member may require that the Members execute and deliver such documents as the Managing Member may deem necessary or appropriate to ensure compliance with all federal and state securities laws that apply to such Distribution and any further Transfer of the Distributed securities, and may appropriately legend the certificates that represent such securities to reflect any restriction on Transfer with respect to such laws.

Article VIII
Management

Section 8.01 Management by the Managing Member. Except as otherwise expressly set forth in this Agreement, the Managing Member shall be deemed to be a “manager” for purposes of applying the Act. Except as expressly provided in this Agreement or the Delaware Act, the business and affairs of the Company and its Subsidiaries shall be managed, operated and controlled by or under the direction of the Managing Member. The Managing Member is, to the extent of its rights and powers set forth in this Agreement, an agent of the Company for the purposes of the Company’s and its Subsidiaries’ business and affairs, and the actions of the Managing Member taken in accordance with such rights and powers, shall bind the Company (and no other Member shall have such right). Except as expressly provided in this Agreement, the Managing Member shall have, and is hereby granted, the full and complete power, authority and discretion for, on behalf of and in the name of the Company, to take such actions as it may in its sole discretion deem necessary or advisable to carry out any and all of the objectives and purposes of the Company, subject only to the terms of this Agreement.

Section 8.02 Officers. The Managing Member may appoint individuals as officers of the Company (the “Officers”) as it deems necessary or desirable to carry on the business of the Company and the Managing Member may delegate to such Officers such power and authority as the Managing Member deems advisable. No Officer need be a Member. Any individual may hold two or more offices of the Company. Each Officer shall hold office until his or her successor is designated by the Managing Member or until his or her earlier death, resignation or removal. Any Officer may resign at any time upon written notice to the Managing Member. Any Officer may be removed by the Managing Member at any time. A vacancy in any office occurring because of death, resignation, removal or otherwise, may, but need not, be filled by the Managing Member.

Section 8.03 No Personal Liability. Except as otherwise provided in the Delaware Act, by Applicable Law or expressly in this Agreement, no Officer or Member will be obligated personally for any

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debt, obligation or liability of the Company or of any Company Subsidiaries, whether arising in contract, tort or otherwise, solely by reason of being an Officer or Member or any combination of the foregoing.

Article IX
Transfer

Section 9.01 General Restrictions on Transfer.

(a) Each Member acknowledges and agrees that such Member (or any Permitted Transferee of such Member) shall not Transfer any Units or Unit Equivalents except as permitted pursuant to Section 4.05 or Section 9.02 or in accordance with the procedures described in Section 9.02.

(b) Any Transfer or attempted Transfer of any Units or Unit Equivalents in violation of this Agreement shall be null and void, no such Transfer shall be recorded on the Company’s books and the purported Transferee in any such Transfer shall not be treated (and the purported Transferor shall continue be treated) as the owner of such Units or Unit Equivalents for all purposes of this Agreement.

Section 9.02 Permitted Transfers. The provisions of Section 9.01(a) shall not apply to any of the following Transfers by any Member of any of its Units or Unit Equivalents; provided, that the provisions of Section 9.03 will apply to the extent expressly stated therein:

(a) Transfer by Abrams, BCP or any Emerald Lake Investor to any of their respective Affiliates;

(b) Transfers by any Class A Members or Class P Members, other than Abrams, BCP or any Emerald Lake Investor, to any trust or other estate planning vehicle controlled by such Class A Member or Class P Member for the benefit of such Class A Member or Class P Member or such Class A Member’s or Class P Member’s Family Members;

(c) Transfers with the prior written consent of all of the Managing Member, Abrams, and BCP; and

(d) Transfer occurring pursuant to Section 9.03.

Notwithstanding the foregoing, no Transfer shall be permitted if the Managing Member determines that it creates a material risk (alone or together with other Transfers) that the Company may become treated as a “publicly traded partnership” within the meaning of Section 7704 of the Code.

Any Imputed Underpayment Amount that is properly allocable to an assignor of an interest, as reasonably determined by the Managing Member, shall be treated as a Withholding Advance with respect to the applicable assignee in accordance with Section 7.04. Furthermore, as a condition to any assignment, each assignor shall be required to agree (i) to continue to comply with the provisions of Section 7.04 and Section 11.02 notwithstanding such assignment, and (ii) to indemnify and hold harmless the Company from and against any and all liability with respect to the assignee’s Withholding Advance resulting from Imputed Underpayment Amounts attributable to the assignor to the extent that the assignee fails to do so.

Section 9.03 Tag-Along Rights. If Abrams or BCP is converting or exchanging (howsoever structured) all or any portion of its Class A Convertible Preferred Units into or for Equity Securities of any

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other Affiliated Entity (such Equity Securities, the “Exchange Consideration”), the Company will cause the applicable Affiliated Entity to provide each other Class A Member and the Class P Member with (a) at least fifteen (15) Business Days’ advanced written notice thereof (a “Tag-Along Notice”) and (b) the right and opportunity, but not the obligation, to exchange or convert (i) up to all of such Class A Member’s Class A Convertible Preferred Units, at the same amount of Exchange Consideration per Class A Convertible Preferred Unit as Abrams or BCP, as applicable, and (ii) the same percentage of the Class P Member’s Class P Units as the percentage of Class A Convertible Preferred Units converted or exchanged by Abrams or BCP, as applicable, at an amount of Exchange Consideration per Class P Unit determined by reference to the fair market value of the Exchange Consideration to be received by Abrams or BCP, as applicable, per Unit, less the Capital Contribution amounts with respect to such Abrams or BCP Unit, and on substantially the same other terms and conditions as Abrams or BCP, as applicable, in each case, with respect to both the immediately preceding clause (i) and clause (ii), subject to any applicable legal, regulatory and tax considerations (a “Tag-Along Opportunity”) provided, that, notwithstanding the foregoing, the effectiveness of any participation election with respect to any Unvested Class P Unit will be delayed until, and conditioned upon, such Unvested Class P Unit becoming a Vested Class P Unit, and, accordingly, such participation will be on such terms and conditions as the Managing Member determines necessary or advisable (subject to being at the price specified in the immediately preceding clause (ii)). The Tag-Along Notice shall specify the Exchange Consideration per Class A Convertible Preferred Unit and the type of Equity Securities to be received. As used in this Section 9.03, the “fair market value” of the Exchange Consideration and the amount of Exchange Consideration per Class P Unit shall be determined promptly in good faith by the Managing Member following the request of the Class P Member. If a Class A Member or the Class P Member desires to accept a Tag-Along Opportunity, it must respond affirmatively in writing to the applicable Company Group Member and Abrams or BCP (as applicable) by no later than fifteen (15) Business Days after the date of the Tag-Along Notice, which acceptance will be an irrevocable commitment to participate in the Tag-Along Opportunity and will require the Class A Member and/or the Class P Member to enter into (x) with respect to Class A Units and Vested Class P Units, substantially identical agreements and documents as Abrams or BCP, as applicable, in connection with the Tag-Along Opportunity and (y) with respect to Unvested Class P Units, such agreements and documents as the Managing Member determines necessary or advisable consistent with the first sentence of this Section 9.03. If a Class A Member or the Class P Member either rejects a Tag-Along Opportunity or does not respond to a Tag-Along Notice by fifteen (15) Business Days after the date of the Tag-Along Notice, then such Class A Member or the Class P Member, as applicable, will be deemed to have irrevocably waived the right to participate in that Tag-Along Opportunity, but not any future Tag-Along Opportunities (if any). The aggregate Exchange Consideration payable for the Units converted or exchanged by any Member pursuant to this Section 9.03 will be allocated among the Members participating in such conversion or exchange based upon the Liquidation Value of such Member’s Units so converted or exchanged. If Abrams or BCP (a) converts any of its Class A Convertible Preferred Units into Class B-2 Common Units, the provisions of this Section 9.03 shall apply mutatis mutandis to those converted Class B-2 Common Units and (b) Transfers any of its Units to any other Person, such Person shall, by execution of a joinder to this Agreement, become automatically bound by and subject to the provisions of this Section 9.03 with respect to such Units on the same terms as Abrams or BCP, as the case may be. In furtherance of the foregoing,

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the Company agrees not to recognize, give effect to, or permit any Transfer by Abrams or BCP unless the transferee signs a joinder to this Agreement.

Article X
Covenants

Section 10.01 Confidentiality.

(a) Each Member acknowledges that during the term of this Agreement, such Member will have access to and become acquainted with trade secrets, proprietary information and confidential information belonging to the Company and the Company Subsidiaries that are not generally known to the public, including, but not limited to, information concerning business plans, financial statements and other information provided pursuant to this Agreement, operating practices and methods, expansion plans, strategic plans, marketing plans, contracts, customer lists or other business documents which the Company treats as confidential, in any format whatsoever (including oral, written, electronic or any other form or medium) (collectively, “Confidential Information”). In addition, each Member acknowledges that: (i) the Company and the Company Subsidiaries have invested, and continue to invest, substantial time, expense and specialized knowledge in developing its Confidential Information; (ii) the Confidential Information provides the Company and the Company Subsidiaries with a competitive advantage over others in the marketplace; and (iii) the Company and the Company Subsidiaries would be irreparably harmed if the Confidential Information were disclosed to competitors or made available to the public. Without limiting the applicability of any other agreement to which any Member is subject, no Member shall, directly or indirectly, disclose (other than solely for the purposes of such Member monitoring and analyzing their investment in the Company or performing their duties as a Managing Member, Officer, employee, consultant or other service provider of any member of the Company Group) at any time, either during their association or employment with the Company and/or the Company Subsidiaries or during the six month period thereafter, any Confidential Information of which such Member is or becomes aware. Each Member in possession of Confidential Information shall take all appropriate steps to safeguard such information and to protect it against disclosure, misuse, espionage, loss and theft.

(b) Nothing contained in Section 10.01(a) shall prevent any Member from disclosing Confidential Information: (i) upon the order of any court or administrative agency; (ii) upon the request or demand of any regulatory agency or authority having jurisdiction over such Member; (iii) to the extent compelled by legal process or required or requested pursuant to subpoena, interrogatories or other discovery requests; (iv) to the extent necessary in connection with the exercise of any remedy hereunder; (v) to other Members; (vi) to such Member’s Affiliates; (vii) to such Member’s Representatives who, in the reasonable judgment of such Member, need to know such Confidential Information and agree to be bound by the provisions of this Section 10.01 as if a Member; (viii) to any potential Permitted Transferee in connection with a proposed Transfer of Units from such Member, as long as such Transferee agrees to be bound by the provisions of this Section 10.01 as if a Member; (ix) with respect to the Class A Members and the Class B Members, to their and their respective Affiliates’ current and potential investors in the ordinary course of business; or (x) with respect to any holder of Class A Convertible Preferred Units, to its current and potential financing sources.

Section 10.02 Restrictive Covenants. Each Member shall be subject to the following covenants of this Section 10.02.

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(a) Non-disparagement. Each Member agrees that, while a Member and for a period of six (6) months from the date such Member (or its Permitted Transferees) ceases to be a Member, no Member shall make any public statements, in writing or orally, that disparages any Company Group Member or any of their respective officers or directors; provided, that the foregoing shall not be violated by, and such Member shall not be restricted from, (i) making statements in response to any legal process, required governmental testimony or filings, or administrative or arbitral proceedings (including depositions in connection with such proceedings), or (ii) any communications made by each Member in connection with any legal proceeding between or involving such Member, on the one hand, and the Company or any of its Affiliates, officers, directors, managers, employees, shareholders, or agent, on the other hand.

(b) Blue Pencil. The covenants contained in this Section 10.02 shall be construed as a series of separate covenants, one for each country, province, state, city or other political subdivision encompassing the Restricted Business. Except for geographic coverage, each such separate covenant shall be deemed identical in terms to the covenant contained in this Section 10.02. If any court of competent jurisdiction determines that any of the covenants set forth in this Section 10.02, or any part thereof, is unenforceable because of the duration or geographic scope of such provision, such court shall have the power to modify any such unenforceable provision to the extent necessary to permit the remaining separate covenants (or portions thereof) to be enforced, in lieu of severing such unenforceable provision from this Agreement in its entirety, whether by rewriting the offending provision, deleting any or all of the offending provision, adding additional language to this Section 10.02 or by making such other modifications as it deems warranted to carry out the intent and agreement of the parties as embodied herein to the maximum extent permitted by Applicable Law. If, in any judicial proceeding, a court refuses to enforce any of such separate covenants (or any part thereof), then the parties agree that such unenforceable covenant (or such part) shall be eliminated from this Agreement to the extent necessary to permit the remaining separate covenants (or portions thereof) to be enforced. The parties hereto expressly agree that this Agreement as so modified shall be binding upon and enforceable against each of them.

(c) Remedies. Each Member acknowledges that a breach of any of the covenants contained in this Section 10.02 may cause irreparable damage to the Company, the exact amount of which would be difficult to ascertain, and that the remedies at law for any such breach or threatened breach would be inadequate. Accordingly, each Member agrees that if such Member breaches or threatens to breach any of the covenants contained in this Section 10.02, in addition to any other remedy which may be available to the Company at law or in equity, the Company shall be entitled to institute and prosecute proceedings in any court of competent jurisdiction for specific performance and injunctive relief to prevent the breach or any threatened breach thereof without bond or other security or a showing that monetary damages will not provide an adequate remedy.

Section 10.03 Parent Limited Purpose Covenant. Parent hereby agrees that it shall not engage in any business, operation or activity whatsoever, or own any assets, incur any liabilities or obligations, or enter into any agreement or arrangement, except solely to (i) own, hold and manage (including voting) the equity interests of the Company owned by it in accordance with the terms of this Agreement and (ii) comply with reporting, filing and other obligations under the Securities Act, the Exchange Act, stock exchange listing standards and other Applicable Law; provided, that, in addition to the foregoing, Parent may (A) declare and pay cash dividends or make other cash distributions, (B) pay discharge, settle or otherwise satisfy liabilities of Parent, and (C) pay vendors in the ordinary course of business and consistent with past practice. Parent shall not, directly or indirectly, transfer, sell, assign, pledge, encumber or otherwise dispose of any of its equity interests in the Company (including any transfer to any Affiliate) without the prior

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written consent of each of Abrams and BCP. For the avoidance of doubt, Parent shall have no implied powers and shall not take any other action except as expressly permitted in this Section 10.03.

Article XI
Accounting and Tax Matters

Section 11.01 Information Rights. The Company shall furnish to each Member the following information.

(a) Annual Financial Statements and Reporting. The Company will furnish as soon as available, but in any event within ninety (90) days after the end of the applicable Fiscal Year, (i) consolidated financial statements of the Company and any Company Subsidiaries, audited by a firm of independent certified public accountants of recognized national standing selected by the Managing Member, for each Fiscal Year, including a balance sheet and statements of income, cash flows, and Members’ equity for such Fiscal Year, which financial statements shall have been prepared in accordance with GAAP, applied on a basis consistent with prior years, and fairly present in all material respects the financial condition of the Company and Company Subsidiaries as of the dates thereof and the results of their operations and changes in their cash flows and Members’ equity for the periods covered thereby, (ii) a statement of all Capital Contributions to and distributions from Company during such Fiscal Year and (iii) a statement of the net asset value of the Company as of the end of such Fiscal Year. In addition, within thirty (30) calendar days after the end of each applicable Fiscal Year, the Company shall deliver to each Member a good faith estimate of the Company’s net asset value as of such fiscal year.

(b) Quarterly Financial Statements and Reporting. The Company will furnish as soon as available after the end of each quarterly accounting period in each Fiscal Year (other than the last fiscal quarter of the Fiscal Year), but in any event within forty-five (45) days after the end of the applicable quarterly accounting period, (i) consolidated financial statements of the Company and Company Subsidiaries as of the end of each such fiscal quarter and for the current Fiscal Year to date, including an unaudited balance sheet and unaudited statements of income, cash flows, and Members’ equity for such fiscal quarter and for the current Fiscal Year to date, all in reasonable detail and all prepared in accordance with GAAP, consistently applied (subject to normal year-end audit adjustments and the absence of notes thereto), (ii) a statement of all Capital Contributions to and distributions from Company during such fiscal quarter and (iii) a statement of the net asset value of the Company as of the end of such fiscal quarter.

(c) Additional Information. The Company also will furnish all additional information regarding the Company and its Subsidiaries as may be requested from time to time, including without limitation all information required to enable Parent to satisfy its obligations under applicable securities laws and otherwise and all information reasonably requested by Abrams or BCP to allow it to value its investment in the Company or for tax reporting purposes.

(d) Any reports, schedules, forms, statements, and other documents filed by Parent with the SEC pursuant to the Exchange Act shall be deemed to have constituted provision of the information required by this Section 11.01.

Section 11.02 Tax Matters.

(a) The Managing Member shall be designated as the Partnership Representative, and is further authorized to designate any individual as the “designated individual” for the Company, who

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shall have all the powers of the Partnership Representative hereunder. Each Member hereby consents to each such designation and agrees that upon the request of the Partnership Representative, it will execute, certify, acknowledge, swear to, file and record at the appropriate public offices such documents as may be necessary or appropriate to evidence such consent. The Managing Member is authorized and empowered in the name of and on behalf of the Company to revoke a designation of any Person as the Partnership Representative and appoint a successor Partnership Representative. Without limitation of any right to reimbursement or indemnification under this Agreement, the Partnership Representative shall be entitled to be reimbursed by the Company for all costs and expenses incurred in its capacity as such and to be indemnified by the Company (solely out of Company assets) with respect to any action brought against it in connection with serving in such capacity.

(b) For so long as the Company is treated as a partnership for U.S. federal income tax purposes, the Partnership Representative shall be authorized to manage the tax matters of the Company and shall be permitted to take any and all actions under the BBA Rules, and shall have any and all powers necessary to perform fully in such capacity. In such regard, the authority of the Partnership Representative shall include the authority to represent the Company before taxing authorities and courts in tax matters affecting the Company and the Members in their capacity as such and the authority, in its sole discretion, to make any election under the BBA Rules, including the election under Section 6226 of the Code, in connection with any tax proceeding; provided that the Partnership Representative shall in all cases act at the direction of the Managing Member and, for the avoidance of doubt, be subject to the consent rights set forth in Section 4.12 and provided further that, to the extent that the Partnership Representative will take any action that will have a material disproportionate impact on the Class A Members, the Partnership Representative shall consult with the Class A Members before taking any such action.

(c) Any Member (including any former Member) that receives communications from, or is otherwise in dispute with, any taxing authority in relation to a matter relating to the Company, including the amount or treatment of any Company item reflected on such Member’s IRS Schedule K-1, shall notify the Partnership Representative within thirty (30) days or as promptly as practicable thereafter following the occurrence of the dispute, and if the Partnership Representative reasonably determines that the matter is of material relevance to the tax position of the Company, such Member shall consult in good faith with the Partnership Representative (or any advisor appointed by the Board for the purpose). Any Member (including any former Member) that enters into a settlement agreement with respect to any Company item shall notify the Partnership Representative of such settlement agreement and its terms within thirty (30) days or as promptly as practicable thereafter following such agreement. Each Member shall cooperate and otherwise provide the Partnership Representative any tax information reasonably requested (including providing information in connection with Section 743 of the Code) so that the Partnership Representative can implement the provisions of this Section 11.02 (including by making any election permitted hereunder), can file any tax return of the Company and can conduct any tax proceeding or similar proceeding of the Company. The Partnership Representative shall be reimbursed by the Company for all costs and expenses incurred by such Person in acting as the Partnership Representative, and without limitation of any right to reimbursement or indemnification under this Agreement, the Partnership Representative shall be entitled to be indemnified by the Company (solely out of Company assets) with respect to any action brought against it in connection with serving in such capacity.

(d) Except as otherwise provided by this Agreement or Section 4.12, all elections required or permitted to be made by the Company under the Code or other U.S. state or local income

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tax law shall be made in such manner as determined by the Partnership Representative, including the election under Section 6226 of the Code. Each Member and former Member shall provide the Partnership Representative with any information in its possession or which it could obtain without undue cost or expense reasonably necessary for the Company to comply with Section 704(c), 734, 743, 754 of the Code or, to the extent applicable, Treasury Regulation Section 1.761-3.

(e) Each Member shall report any and all items of Company income, gain, deduction, loss and credit and any other Company tax related items or treatment in a manner consistent with the IRS Schedule K-1 (and each other applicable tax return) provided to such Member by the Company with respect to such items. Each Member hereby undertakes promptly to provide to the Company, at its request, any and all information, statements or certificates which the Partnership Representative or the Managing Member may at any time judge reasonably necessary to comply with the tax laws of any jurisdiction, file any tax return, conduct any tax proceeding, determine the amount of Tax Distributions that are appropriately made to a Member or minimize any obligation which the Company may have to withhold tax on distributions to such Member (or any amount which would otherwise be withheld from the Company in respect of such Member).

(f) Notwithstanding anything herein to the contrary, no entitlement of any Class A Member in respect of its Class A Convertible Preferred Units shall be treated as giving rise to any guaranteed payment under Code Section 707(c), amount described under Code Section 707(a), gross income allocation, “capital shift,” compensation for services, or any similar amount or treatment for U.S. federal (or applicable state or local) income tax purposes. The Company shall file all Tax returns and otherwise report consistent with, and shall not take any position in any Tax audit or otherwise inconsistent with, the foregoing treatment, except as otherwise required by a final determination (within the meaning of Section 1313 of the Code), by reason of a change in applicable Law after the date hereof or as otherwise consented to by BCP and Abrams.

(g) Tax Examinations and Audits.

(i) The Partnership Representative shall promptly notify the Members if any tax return of the Company is audited or the Company is otherwise subject to any tax proceeding and shall keep the members reasonably informed as to the status of any such audit or other tax proceeding; and

(ii) the Partnership Representative is authorized and required to represent the Company (at the Company’s expense) in connection with all examinations or audits of, or other tax proceedings with respect to, the Company’s affairs by Taxing Authorities, including resulting administrative and judicial proceedings, and to expend Company funds for professional services and costs associated therewith; provided, that BCP and Abrams shall be permitted to participate in any such audit or other proceeding at its own expense and the Partnership Representative shall not settle any material audit or other proceeding without the prior written consent of BCP and Abrams (such consent not to be unreasonably withheld, conditioned or delayed).

(h) Survival. The provisions of this Section 11.02 and the obligations of a Member pursuant to Section 11.02 shall survive the termination, dissolution, liquidation and winding up of the Company and the withdrawal of such Member from the Company or Transfer of its Units. The Company may pursue and enforce all rights and remedies it may have against each Member under this Section 11.02.

Section 11.03 Tax Returns.

(a) Within one hundred twenty (120) days, following the last day of each tax year of the Company, the Company shall prepare and make available, or cause its accountants to prepare and

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make available, to each Member and, to the extent necessary, to each former Member (or its legal representatives), a report setting forth in sufficient detail such information as shall enable such Member or former Member (or such Member’s legal representatives) to prepare its U.S. federal income tax return in accordance with the laws, rules and regulations then prevailing including the Schedule K-1, provided that if the Company has not delivered such report within 75 days following the last day of each tax year of the Company, then within 75 days following the last day of each tax year, the Company shall deliver an estimated report with the best available information as of that date. The Managing Member or its designated agent shall prepare and file, or cause the accountants of the Company to prepare and file, any required U.S. federal information tax return in compliance with Section 6031 of the Code and any required state, local and non-U.S. income tax and information returns for each Fiscal Year of the Company; provided, that draft tax returns shall be provided to BCP and Abrams as soon as reasonably practicable for review and comment, and the Company shall consider in good faith any such reasonable comments.

(b) By November 1 of each calendar year, the Company shall provide to each Member a report showing the estimated year-to date taxable income (which considers all the different characters of taxable income) and any state sourced income, nonresident state income tax withholding, and unrelated business taxable income in respect of the Company.

(c) By February 1 of each calendar year, the Company shall provide to each Member a report showing estimated taxable income (which considers all the different characters of taxable income) and any state sourced income, nonresident state income tax withholding, and unrelated business taxable income for the preceding calendar year in respect of the Company.

Section 11.04 Company Funds. All funds of the Company shall be deposited in its name, or in such name as may be designated by the Managing Member, in such checking, savings or other accounts, or held in its name in the form of such other investments as shall be designated by the Managing Member. The funds of the Company shall not be commingled with the funds of any other Person. All withdrawals of such deposits or liquidations of such investments by the Company shall be made exclusively upon the signature or signatures of such Officer or Officers as the Managing Member may designate.

Article XII
Dissolution and Liquidation

Section 12.01 Events of Dissolution. The Company shall be dissolved and its affairs wound up only upon the occurrence of any of the following events (each, a “Dissolution Event”):

(a) The determination of the Managing Member, with the prior written consent of each of BCP and Abrams, to dissolve the Company;

(b) The sale, exchange, involuntary conversion, or other disposition or Transfer of all or substantially all the assets of the Company; or

(c) The entry of a decree of judicial dissolution under § 18-802 of the Delaware Act.

Section 12.02 Effectiveness of Dissolution. Dissolution of the Company shall be effective on the day on which the event described in Section 12.01 occurs, but the Company shall not terminate until the winding up of the Company has been completed, the assets of the Company have been distributed as provided in Section 12.03 and the Certificate of Formation shall have been cancelled as provided in Section 12.04.

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Section 12.03 Liquidation. If the Company is dissolved pursuant to Section 12.01, the Company shall be liquidated and its business and affairs wound up in accordance with the Delaware Act and the following provisions:

(a) Liquidator. The Liquidator shall have full power and authority to sell, assign, and encumber any or all of the Company’s assets and to wind up and liquidate the affairs of the Company in an orderly and business-like manner.

(b) Accounting. As promptly as possible after dissolution and again after final liquidation, the Liquidator shall cause a proper accounting to be made by a recognized firm of certified public accountants of the Company’s assets, liabilities and operations through the last day of the calendar month in which the dissolution occurs or the final liquidation is completed, as applicable.

(c) Distribution of Proceeds.

(i) The Liquidator shall liquidate the assets of the Company and Distribute the proceeds of such liquidation in the following order of priority, unless otherwise required by mandatory provisions of Applicable Law:

(A) first, to the payment of all of the Company’s debts and liabilities, and the expenses of liquidation (including sales commissions incident to any sales of assets of the Company);

(B) second, to the establishment of and additions to reserves that are determined by the Managing Member in its sole discretion to be reasonably necessary for any contingent liabilities or obligations of the Company;

(C) third, to Parent, in one or more Distributions at the discretion of the Managing Member to satisfy any Business Needs that accrued or arose following the Original Closing Date;

(D) fourth, to the Class A Members, pro rata, in accordance with their respective Class A Percentage Interests, until each Class A Member has been Distributed an amount equal to such Class A Member’s aggregate Capital Contributions in respect of Class A Convertible Preferred Units; provided, that prior to the making of any Distribution pursuant to this Section 12.03(c)(i)(D), each Class A Member shall have been (i) provided a Class A Distribution Notice at least five (5) Business Days prior to such Distribution including reasonable detail as to (A) the amount of such Distribution with respect to the Class A Convertible Preferred Units and the Class B Common Units, (B) the amount of such Distribution with respect to the Class A Convertible Preferred Units and the Class B Common Units if the Class A Convertible Preferred Units were converted into Class B-2 Common Units prior to such Distribution pursuant to Section 3.04 hereof, and (C) the date by which a Conversion Notice must be delivered to the Company to convert Class A Convertible Preferred Units into Class B-2 Common Units prior to such Distribution and (ii) given the opportunity to convert their Class A Convertible Preferred Units into Class B-2 Common Units pursuant to the terms of the Class A Distribution Notice and Section 3.04 hereof;

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(E) fifth, 100% to the Class B Members, pro rata, in accordance with their respective Class B Percentage Interests, until each Class B Member has been Distributed an amount equal to such Class B Member’s aggregate Capital Contributions in respect of Class B Common Units;

(F) sixth, subject to any Retained Distributions, 100% to the Class P Member until the total Distributions made in respect of the Class P Units is an amount equal to the Class P Percentage multiplied by the total amount of Distributions made pursuant to clauses (D) and (E) of this Section 12.03(c); and

(G) thereafter, 100% to all the Members, pro rata based upon the aggregate number of Class B Common Units and, subject to any Retained Distributions, Class P Units held by such Member as of the time of distribution in proportion to the aggregate number of all such Units outstanding as of the time of distribution.

(d) Discretion of Liquidator. Notwithstanding the provisions of Section 12.03(c) that require the liquidation of the assets of the Company, but subject to the order of priorities set forth in Section 12.03(c), if upon dissolution of the Company the Liquidator determines that an immediate sale of part or all of the Company’s assets would be impractical or could cause undue loss to the Members, the Liquidator may defer the liquidation of any assets except those necessary to satisfy Company liabilities and reserves, and may, in its absolute discretion, Distribute to the Members, in lieu of cash, as tenants in common and in accordance with the provisions of Section 12.03(c), undivided interests in such Company assets as the Liquidator deems not suitable for liquidation. Any such Distribution in kind will be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operating of such properties at such time. For purposes of any such Distribution, any property to be Distributed will be valued at its Fair Market Value.

Section 12.04 Cancellation of Certificate. Upon completion of the Distribution of the assets of the Company as provided in Section 12.03(c) hereof, the Company shall be terminated and the Liquidator shall cause the cancellation of the Certificate of Formation in the State of Delaware and of all qualifications and registrations of the Company as a foreign limited liability company in jurisdictions other than the State of Delaware and shall take such other actions as may be necessary to terminate the Company.

Section 12.05 Survival of Rights, Duties and Obligations. Dissolution, liquidation, winding up or termination of the Company for any reason shall not release any party from any Loss which at the time of such dissolution, liquidation, winding up or termination already had accrued to any other party or which thereafter may accrue in respect of any act or omission prior to such dissolution, liquidation, winding up or termination. For the avoidance of doubt, none of the foregoing shall replace, diminish or otherwise adversely affect any Member’s right to indemnification pursuant to Section 13.03.

Section 12.06 Recourse for Claims. Each Member shall look solely to the assets of the Company for all Distributions with respect to the Company, such Member’s Capital Account, and such Member’s share of Net Income, Net Loss and other items of income, gain, loss and deduction, and shall have no recourse therefor (upon dissolution or otherwise) against the Managing Member, the Liquidator or any other Member.

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Article XIII
Exculpation and Indemnification

Section 13.01 Exculpation of Covered Persons.

(a) Covered Persons. As used herein, the term “Covered Person” shall mean (i) each Member, (ii) the Managing Member in its capacity as such, (iii) each officer, director, shareholder, partner, member, controlling Affiliate, employee, agent or representative of each Member, and each of their controlling Affiliates, (iv) each Officer, employee, agent or representative of the Company or the Company Subsidiaries and (v) the Partnership Representative.

(b) Standard of Care. No Covered Person shall be liable to the Company or any other Covered Person for any loss, damage or claim incurred by reason of any action taken or omitted to be taken by such Covered Person in good-faith reliance on the provisions of this Agreement, so long as such action or omission does not constitute fraud, willful misconduct, or a breach of any of the terms of this Agreement by such Covered Person.

(c) Good Faith Reliance. A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements (including financial statements and information, opinions, reports or statements as to the value or amount of the assets, liabilities, Net Income or Net Losses of the Company or any facts pertinent to the existence and amount of assets from which Distributions might properly be paid) of the following Persons or groups: (i) one or more Officers or employees of the Company; (ii) any attorney, independent accountant, appraiser or other expert or professional employed or engaged by or on behalf of the Company or the Managing Member; or (iii) any other Person selected in good faith by or on behalf of the Company or the Managing Member, in each case as to matters that such relying Person reasonably believes to be within such other Person’s professional or expert competence. The preceding sentence shall in no way limit any Person’s right to rely on information to the extent provided in § 18-406 of the Delaware Act.

Section 13.02 Liabilities and Duties of Covered Persons. No Covered Person shall have any duty to, or otherwise be liable to, the Company or any other Member except as expressly set forth herein or in other written agreements and the waiver of duties and limitations of liability set forth in this Section 13.02 shall apply to each such Person’s capacity as a Member (including as the Managing Member) or Officer.

(a) No Fiduciary Duties. Notwithstanding anything herein to the contrary, any and all fiduciary duties of any Covered Person to the Company, any Company Subsidiary or to another Member or to another person shall be eliminated to the maximum extent permitted under the Delaware Act and any other applicable law. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the Members to replace such other duties and liabilities of such Covered Person.

(b) Further, whenever in this Agreement a Covered Person is permitted or required to make a decision (including a decision that is in such Covered Person’s “discretion” or under a grant of similar authority or latitude), the Covered Person shall be entitled to consider only such interests and factors as such Covered Person desires, including its own interests, and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Company or any other Person. Whenever in this Agreement a Covered Person is permitted or required to make a decision in such Covered Person’s “good faith,” the Covered Person shall act under such express standard and

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shall not be subject to any other or different standard imposed by this Agreement or any other Applicable Law.

Section 13.03 Indemnification.

(a) Indemnification. To the fullest extent permitted by the Delaware Act, as the same now exists or may hereafter be amended, substituted or replaced (but, in the case of any such amendment, substitution or replacement only to the extent that such amendment, substitution or replacement permits the Company to provide broader indemnification rights than the Delaware Act permitted the Company to provide prior to such amendment, substitution or replacement), the Company shall indemnify, hold harmless, defend, pay and reimburse any Covered Person against any and all losses, claims, damages, judgments, fines or liabilities, including reasonable legal fees or other expenses incurred in investigating or defending against such losses, claims, damages, judgments, fines or liabilities, and any amounts expended in settlement of any claims (collectively, “Losses”) to which such Covered Person may become subject by reason of:

(i) Any act or omission or alleged act or omission performed or omitted to be performed on behalf of the Company, any Member or any direct or indirect Subsidiary of the foregoing in connection with the business of the Company or any Company Subsidiary; or

(ii) The fact that such Covered Person is or was acting in connection with the business of the Company or any Company Subsidiary as a partner, member, stockholder, controlling Affiliate, manager, director, officer, employee or agent of the Company, any Company Subsidiary, any Member, or any of their respective controlling Affiliates, or that such Covered Person is or was serving at the request of the Company as a partner, member, manager, director, officer, employee or agent of any Person including the Company or any Company Subsidiary;

provided, that (x) such Covered Person acted in good faith and in a manner believed by such Covered Person to be in, or not opposed to, the best interests of the Company and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful, and (y) such Covered Person’s conduct did not constitute fraud or willful misconduct, in either case as determined by a final, nonappealable order of a court of competent jurisdiction. In connection with the foregoing, the termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Covered Person did not act in good faith or, with respect to any criminal proceeding, had reasonable cause to believe that such Covered Person’s conduct was unlawful, or that the Covered Person’s conduct constituted fraud or willful misconduct; provided, further, that, unless the Managing Member otherwise determines, no Person shall be entitled to indemnification hereunder with respect to a proceeding initiated by such Person or with respect to a proceeding between such Person on the one hand and any of the Company or its Subsidiaries on the other.

(b) Reimbursement. The Company shall promptly reimburse (and/or advance to the extent reasonably required) each Covered Person for reasonable legal or other expenses (as incurred) of such Covered Person in connection with investigating, preparing to defend or defending any claim, lawsuit or other proceeding relating to any Losses for which such Covered Person may be indemnified pursuant to this Section 13.03; provided, that if it is finally judicially determined that such Covered Person is not entitled to the indemnification provided by this Section 13.03, then such Covered Person shall promptly reimburse the Company for any reimbursed or advanced expenses.

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(c) Entitlement to Indemnity. The indemnification provided by this Section 13.03 shall not be deemed exclusive of any other rights to indemnification to which those seeking indemnification may be entitled under any agreement or otherwise. The provisions of this Section 13.03 shall continue to afford protection to each Covered Person regardless of whether such Covered Person remains in the position or capacity pursuant to which such Covered Person became entitled to indemnification under this Section 13.03 and shall inure to the benefit of the executors, administrators, legatees and distributees of such Covered Person.

(d) Insurance. To the extent available on commercially reasonable terms, the Company shall purchase and maintain, at its expense as determined by the Managing Member, insurance to cover Losses covered by the foregoing indemnification provisions and to otherwise cover Losses for any breach or alleged breach by any Covered Person of such Covered Person’s duties in such amount and with such deductibles as the Managing Member may determine; provided, that the failure to obtain such insurance shall not affect the right to indemnification of any Covered Person under the indemnification provisions contained herein, including the right to be reimbursed or advanced expenses or otherwise indemnified for Losses hereunder. If any Covered Person recovers any amounts in respect of any Losses from any insurance coverage, then such Covered Person shall, to the extent that such recovery is duplicative, reimburse the Company for any amounts previously paid to such Covered Person by the Company in respect of such Losses. The Company hereby acknowledges that the Covered Persons may have certain rights to indemnification, advancement of expenses and/or insurance provided by Parent or its Affiliates (excluding the Company and its Subsidiaries). The Company hereby agrees, on behalf of itself and its Subsidiaries, (i) that it is an indemnitor of first resort (i.e., its obligations to each of the Covered Persons are primary and any obligation of Parent or its Affiliates to advance expenses or to provide indemnification for the same expenses or liabilities incurred by or on behalf of any of the Covered Persons is secondary), (ii) that it shall be required to advance the full amount of expenses incurred by or on behalf of each of the Covered Persons and shall be liable for the full amount of all Losses to the extent legally permitted and as required by the terms of this Agreement (or, to the extent applicable, the Delaware Act), without regard to any rights such Covered Persons may have against Parent or its Affiliates (including under director and officer insurance policies), and (iii) that it irrevocably waives, relinquishes and releases Parent and its Affiliates from any and all claims for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by Parent or its Affiliates on behalf of a Covered Persons with respect to any claim for which a Covered Person has sought indemnification from the Company or any Subsidiary of the Company shall affect the foregoing, and Parent and its Affiliates shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of a Covered Person against the Company or any Subsidiary of the Company. The Company and each of the Covered Persons agree that Parent and its respective Affiliates are express third-party beneficiaries of the terms of this Section 13.03(d).

(e) Funding of Indemnification Obligation. Notwithstanding anything contained herein to the contrary, any indemnity by the Company relating to the matters covered in this Section 13.03 shall be provided out of and to the extent of Company assets only, and no Member (unless such Member otherwise agrees in writing) shall have personal liability on account thereof or shall be required to make additional Capital Contributions to help satisfy such indemnity by the Company.

(f) Subrogation. Notwithstanding anything to the contrary contained in this Agreement or otherwise, if any Covered Person may be entitled to indemnification, advancement or reimbursement from both the Company and Abrams or BCP (or any of Abrams’ or BCP’s respective

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Affiliates), then the Company shall be the indemnitor, provider of advancement and/or provider of reimbursement, as applicable, of first resort, and Abrams or BCP (or any of their respective Affiliates), as appliable, shall be the indemnitor, provider of advancement and/or provider of reimbursement of last resort.

(g) Savings Clause. If this Section 13.03 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify and hold harmless each Covered Person pursuant to this Section 13.03 to the fullest extent permitted by any applicable portion of this Section 13.03 that shall not have been invalidated and to the fullest extent permitted by Applicable Law.

(h) Amendment. The provisions of this Section 13.03 shall be a contract between the Company, on the one hand, and each Covered Person who served in such capacity at any time while this Section 13.03 is in effect, on the other hand, pursuant to which the Company and each such Covered Person intend to be legally bound. No amendment, modification or repeal of this Section 13.03 that adversely affects the rights of a Covered Person to indemnification for Losses incurred or relating to a state of facts existing prior to such amendment, modification or repeal shall apply in such a way as to eliminate or reduce such Covered Person’s entitlement to indemnification for such Losses without the Covered Person’s prior written consent.

Section 13.04 Survival. The provisions of this Article XIII shall survive the dissolution, liquidation, winding up and termination of the Company.

Article XIV
Miscellaneous

Section 14.01 Expenses. Except as otherwise expressly provided herein, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with the preparation and execution of this Agreement, or any amendment or waiver hereof, and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

Section 14.02 Further Assurances. In connection with this Agreement and the transactions contemplated hereby, the Company and each Member hereby agree, at the request of the Company or any other Member, to execute and deliver such additional documents, instruments, conveyances and assurances and to take such further actions as may be required to carry out the provisions hereof and give effect to the transactions contemplated hereby.

Section 14.03 Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by e-mail of a PDF document if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 14.03):

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If to the Company:	ContextLogic Holdings, LLC c/o ContextLogic Holdings, Inc. 2648 International Blvd Ste 301 Oakland, CA 94601 Attention: President, Corporate Secretary Email: [redacted]; [redacted]
with a copy to:	McDermott Will & Schulte LLP 919 Third Avenue New York, New York 10022 Email: dcurtiss@mcdermottlaw.com; hsteele@mcdermottlaw.com Attention: David A. Curtiss; Heidi Steele
If to a Member, to such Member’s respective mailing address as set forth on the Members Schedule.

Section 14.04 Headings. The headings in this Agreement are inserted for convenience or reference only and are in no way intended to describe, interpret, define, or limit the scope, extent or intent of this Agreement or any provision of this Agreement.

Section 14.05 Severability. If any term or provision of this Agreement is held to be invalid, illegal or unenforceable under Applicable Law in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Section 14.06 Entire Agreement. This Agreement together with the Certificate of Formation and all related Exhibits and Schedules, constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and therein, and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter.

Section 14.07 Successors and Assigns. Subject to the restrictions on Transfers set forth herein, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

Section 14.08 No Third-party Beneficiaries. Except as provided in Article XIII, which shall be for the benefit of and enforceable by Covered Persons as described therein, this Agreement is for the sole benefit of the parties hereto (and their respective heirs, executors, administrators, successors and assigns) and nothing herein, express or implied, is intended to or shall confer upon any other Person, including any creditor of the Company, any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 14.09 Amendment.

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(a) No provision of this Agreement or the Certificate of Formation of the Company may be amended, modified, restated, repealed or waived (by amendment, merger, consolidation, operation of law, or otherwise) except by a writing that is executed by the Managing Member after having received all consents required with respect thereto pursuant to Section 4.12; provided, that no such amendment or modification shall be effective as to a particular Member if such amendment would by its express terms materially and adversely affect the rights or obligations of such Member hereunder in a manner disproportionate to the effect on other Members similarly situated, in each case, unless such Member has voted or consented in writing in favor thereof. In addition to, and not in limitation of the foregoing, this Agreement may not be amended or modified so as to impose upon any Member (x) personal liability for the debts, obligations and liabilities of the Company or any Company Subsidiary, or (y) any new or additional Capital Contribution, in each case, without the written consent of such Member.

(b) Any amendment in accordance with Section 14.09(a) shall be binding upon each Member and the Company.

(c) Subject to compliance with each of Section 4.12 and Section 14.09(a) above, this Agreement may be amended from time to time in each and every manner deemed necessary or appropriate by the Managing Member to comply with the then existing requirements of the Code and the Treasury Regulations affecting the Company or any other provision of applicable law or regulation.

(d) Subject to compliance with each of Section 4.12 and Section 14.09(a) above, the Managing Member shall be entitled to amend, amend and restate, or authorize the amendment, or amendment and restatement of, the Certificate of Formation from time to time to reflect any action, matter or change (whether an amendment to this Agreement or otherwise) approved by the Class A Members holding the majority of the Class A Convertible Preferred Units and the Class B Members.

Section 14.10 Waiver. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. For the avoidance of doubt, nothing contained in this Section 14.10 shall diminish any of the waivers set forth in this Agreement, including in Section 4.07(e), Section 13.02(a), Section 13.03(d) and Section 14.13 hereof.

Section 14.11 Governing Law. All issues and questions concerning the application, construction, validity, interpretation and enforcement of this Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of Delaware.

Section 14.12 Submission to Jurisdiction. The parties hereby agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby, whether in contract, tort or otherwise, shall be brought in the United States District Court for the District of Delaware (or in the Court of Chancery of the State of Delaware located in New Castle County, Delaware or, if such court lacks subject matter jurisdiction, in the Superior Court of the State of Delaware), so long as one of such courts shall have

47

subject-matter jurisdiction over such suit, action or proceeding, and that any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of Delaware. Each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient form. Service of process, summons, notice or other document by registered mail to the address set forth in Section 14.03 shall be effective service of process for any suit, action or other proceeding brought in any such court.

Section 14.13 Waiver of Jury Trial. Each party hereto hereby acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Agreement or the transactions contemplated hereby.

Section 14.14 Expense Reimbursement. The Company shall, or shall cause an applicable Company Group Member to, reimburse each of BCP and Abrams for all reasonably documented out-of-pocket costs and expenses (including external legal fees) incurred by BCP and Abrams on or prior to the date hereof in connection with the negotiation, execution and performance of this Agreement, the Purchase Agreement and the Ancillary Agreements (as that term is defined in the Purchase Agreement) and the transactions contemplated hereby and thereby; provided, that, notwithstanding the foregoing, any expenses of Abrams that constitute “Company Transaction Expenses” pursuant to the Purchase Agreement shall not be subject to reimbursement pursuant to this Agreement.

Section 14.15 Equitable Remedies. Each party hereto acknowledges that a breach or threatened breach by such party of any of its obligations under this Agreement may give rise to irreparable harm to the other parties, for which monetary damages may not be an adequate remedy, and hereby agrees that in the event of a breach or a threatened breach by such party of any such obligations, each of the other parties hereto shall, in addition to any and all other rights and remedies that may be available to them in respect of such breach, be entitled to equitable relief, including a temporary restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction (without any requirement to post bond).

Section 14.16 Remedies Cumulative. The rights and remedies under this Agreement are cumulative and are in addition to and not in substitution for any other rights and remedies available at law or in equity or otherwise, except to the extent expressly provided in Section 13.02 to the contrary.

Section 14.17 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of Electronic Transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

COMPANY:

CONTEXTLOGIC HOLDINGS, LLC

By:/s/ Mark Ward_____________________

Name: Mark Ward

Title: President

[Signature Page to A&R Limited Liability Company Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

MANAGING MEMBER:

CONTEXTLOGIC HOLDINGS INC.

By:_/s/ Mark Ward____________________

Name: Mark Ward

Title: President

[Signature Page to A&R Limited Liability Company Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

MEMBER:

BCP Special Opportunities Fund III Originations LP

By: BCP Special Opportunities Fund III GP LP, its

general partner

By: BCP SOF III GP, L.L.C., its general partner

By:__/s/ Edward Goldthorpe___________________

Name: Edward Goldthorpe

Title: Authorized Signatory

[Signature Page to A&R Limited Liability Company Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

MEMBER:

RIVA CAPITAL PARTNERS V, L.P.

By: Abrams Capital Management, L.P.,
its investment manager

By: Abrams Capital Management, LLC,
its general partner

By: /s/ David Abrams

Name: David Abrams

Title: Managing Member

RIVA CAPITAL PARTNERS VI, L.P.

By: Abrams Capital Management, L.P.,
its investment manager

By: Abrams Capital Management, LLC,
its general partner

By: /s/ David Abrams

Name: David Abrams

Title: Managing Member

[Signature Page to A&R Limited Liability Company Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

MEMBER:

ABRAMS CAPITAL PARTNERS I, L.P.

By: Abrams Capital Management, L.P.,
its investment manager

By: Abrams Capital Management, LLC,
its general partner

By: /s/ David Abrams

Name: David Abrams

Title: Managing Member

ABRAMS CAPITAL PARTNERS II, L.P.

By: Abrams Capital Management, L.P.,
its investment manager

By: Abrams Capital Management, LLC,
its general partner

By: /s/ David Abrams

Name: David Abrams

Title: Managing Member

[Signature Page to A&R Limited Liability Company Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

MEMBER:

EMERALD LAKE PEARL ACQUISITION GP, L.P

By: Emerald Lake Pearl Acquisition GP, L.P.
Its: General Partner

By: Emerald Lake Pearl Acquisition UGP, LLC
Its: General Partner

By: /s/ Daniel Lukas

Name: Daniel Lukas

Title: Managing Member

EMERALD LAKE PEARL ACQUISITION BLOCKER, LLC

By: Emerald Lake Pearl Acquisition-A, L.P.

Its: Managing Member

By: Emerald Lake Pearl Acquisition GP, L.P.
Its: Managing Member

By: Emerald Lake Pearl Acquisition UGP, LLC
Its: Managing Member

By: /s/ Daniel Lukas

Name: Daniel Lukas

Title: Managing Member

[Signature Page to A&R Limited Liability Company Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

MEMBER:

SALT MANAGEMENT AGGREGATOR, LLC

By: /s/ David Sugarman

Name: David Sugarman

Title: Manager

[Signature Page to A&R Limited Liability Company Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

MEMBER:

RB STRATEGIC HOLDINGS LP – EASTER SERIES

By: /s/ Rishi Bajaj

Name: Rishi Bajaj

Title: Authorized Signatory

[Signature Page to A&R Limited Liability Company Agreement]

Exhibit A

FORM OF JOINDER AGREEMENT

Reference is hereby made to the Second Amended and Restated Limited Liability Company Agreement, dated February 26, 2026, as amended and/or restated from time to time (the “LLC Agreement”), by and among ContextLogic Holdings, LLC, a limited liability company organized under the laws of Delaware (the “Company”), and each of the Members of the Company. Pursuant to and in accordance with Section 4.01(b) of the LLC Agreement, the undersigned hereby acknowledges that it has received and reviewed a complete copy of the LLC Agreement and agrees that upon execution of this Joinder Agreement, such Person shall become a party to the LLC Agreement and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the LLC Agreement as though an original party thereto and shall be deemed, and is hereby admitted as, a Member for all purposes thereof and entitled to all the rights incidental thereto.

Capitalized terms used herein without definition shall have the meanings ascribed thereto in the LLC Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

[_______________]
By_____________________ Name: Title: